Exhibit 2.2

PURCHASE AND SALE AGREEMENT

by and between

CHESTER DOWNS AND MARINA, LLC,

a Pennsylvania limited liability company

as Seller

and

PHILADELPHIA PROPCO LLC,

a Delaware limited liability company

as Buyer

Harrah’s Philadelphia

777 Harrah’s Boulevard

Chester, Pennsylvania

Effective Date: July 11, 2018

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) made as of July 11, 2018 (the “Effective Date”) by and between CHESTER DOWNS AND MARINA, LLC, a Pennsylvania limited liability company, and CHESTER FACILITY HOLDING COMPANY, LLC, a Delaware limited liability company, each having an office at 777 Harrah’s Boulevard, Chester, Pennsylvania 19013 (collectively, “Seller”), and PHILADELPHIA PROPCO LLC, a Delaware limited liability company (“Buyer”), having an office at c/o VICI Properties Inc., 430 Park Avenue, 8th Floor, New York, New York 10022. In addition, certain Affiliates of Buyer and Seller have executed this Agreement for purposes of acknowledging certain sections of this Agreement, as more particularly described on the signature pages hereto.

W I T N E S S E T H:

WHEREAS, Seller owns the fee estate in that certain parcel of real estate commonly known as “Harrah’s Philadelphia”, having an address of 777 Harrah’s Boulevard, Chester, Pennsylvania, as more particularly bounded and described in Exhibit A-1 and Exhibit A-2 annexed hereto and made a part hereof.

WHEREAS, Seller desires to sell and convey and Buyer desires to purchase and acquire the Real Property on the terms, conditions and provisions set forth in this Agreement.

WHEREAS, CPLV Lease Landlord (as defined below), as landlord and an Affiliate of Buyer, and CPLV Lease Tenant (as defined below), as tenant and an Affiliate of Seller, are party to that certain Lease (CPLV) dated as of October 6, 2017 (as may be amended, supplemented or modified prior to the Closing, the “Original CPLV Lease”), and, contemporaneously with Buyer’s acquisition of the Real Property, desire to amend the Original CPLV Lease as provided for in the CPLV Lease (as defined below), including, without limitation, the release of certain liens on personalty by the CPLV Lender (as defined below).

WHEREAS, certain Affiliates of Buyer listed on Schedule A attached to the Original Non-CPLV Lease (as defined below), collectively as landlord (collectively, “Original Non-CPLV Landlord”), CEOC, LLC, a Delaware limited liability company and an Affiliate of Seller (“CEOC”), and certain other Affiliates of Seller listed on Schedule B attached to the Original Non-CPLV Lease, collectively as tenant (CEOC and such entities listed on Schedule B, collectively “Original Non-CPLV Tenant”), are party to that certain Lease (Non-CPLV) dated as of October 6, 2017 (as may be amended, supplemented or modified prior to the Closing, the “Original Non-CPLV Lease”), and, contemporaneously with Buyer’s acquisition of the Real Property, desire to amend the Original Non-CPLV Lease as provided for in the Non-CPLV Lease (as defined below).

WHEREAS, Harrah’s Joliet Landco LLC (an Affiliate of Buyer) (“Joliet Landlord”), as landlord, and Des Plaines Development Limited Partnership (an Affiliate of Seller), as tenant (“Joliet Tenant”), are party to that certain Lease (Joliet) dated as of October 6, 2017 (as may be amended, supplemented or modified prior to the Closing, the “Original Joliet Lease”) and, contemporaneously with Buyer’s acquisition of the Real Property, desire to amend the Original Joliet Lease as provided for in the Joliet Lease (as defined below).

WHEREAS, CPLV Lease Landlord, CPLV Lease Tenant, CPLV MLSA Manager (as defined below), Caesars Entertainment Corporation, a Delaware corporation and an Affiliate of Seller (“CEC”), Caesars License Company, LLC, a Nevada limited liability company and an Affiliate of Seller (“Caesars License Company”) (solely for purposes of Article VII and Sections 2.4, 16.2, 16.3.4, 18.5.5, 18.7.3, 18.7.4, 18.7.5, 19.3, 20.2 and 20.16 of the CPLV MLSA), and Caesars Enterprise Services, LLC, a Delaware limited liability company and an Affiliate of Seller (“Caesars Enterprise”) (solely for purposes of Section 20.16 and Article XXI of the CPLV MLSA) are party to that certain Management and Lease Support Agreement (CPLV) dated as of October 6, 2017 (as may be amended, supplemented or modified prior to the Closing, the “Original CPLV MLSA”) and, contemporaneously with Buyer’s acquisition of the Real Property, desire to amend the Original CPLV MLSA as provided for in the CPLV MLSA (as defined below).

WHEREAS, Original Non-CPLV Landlord, Original Non-CPLV Tenant, Non-CPLV Manager, LLC, a Delaware limited liability company and an Affiliate of Seller (“Non-CPLV MLSA Manager”), CEC, Caesars License Company (solely for purposes of Article VII and Sections 2.4, 16.2, 16.3.4, 18.5.5, 18.7.3, 18.7.4, 18.7.5, 19.3, 20.2 and 20.16 of the Non-CPLV MLSA) and Caesars Enterprise (solely for purposes of Section 20.16 and Article XXI of the Non-CPLV MLSA) are party to that certain Management and Lease Support Agreement (Non-CPLV) dated as of October 6, 2017 (as may be amended, supplemented or modified prior to the Closing, the “Original Non-CPLV MLSA”) and, contemporaneously with Buyer’s acquisition of the Real Property, desire to amend the Original Non-CPLV MLSA as provided for in the Non-CPLV MLSA (as defined below).

WHEREAS, Joliet Landlord, Joliet Tenant, Joliet Manager, LLC, a Delaware limited liability company and an Affiliate of Seller (“Joliet MLSA Manager”), CEC, Caesars License Company (solely for purposes of Article VII and Sections 2.4, 16.2, 16.3.4, 18.5.5, 18.7.3, 18.7.4, 18.7.5, 19.3, 20.2 and 20.16 of the Joliet MLSA) and Caesars Enterprise (solely for the purposes of Section 20.16 and Article XXI of the Joliet MLSA) are party to that certain Management and Lease Support Agreement (Joliet), dated as of October 6, 2017 (as may be amended, supplemented or modified prior to the Closing, the “Original Joliet MLSA”) and, contemporaneously with Buyer’s acquisition of the Real Property, desire to amend the Original Joliet MLSA as provided for in the Joliet MLSA (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, intending to be legally bound, the parties hereto do hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

SECTION 1.1. Definitions. In addition to terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:

“Additional Parcels” shall mean the real property described in Exhibit A-2 annexed hereto and made a part hereof, together with all easements, development rights and other rights appurtenant to the Additional Parcels or the buildings, structures or other improvements thereon, collectively.

“Additional Parcels Owner” shall mean Chester Facility Holding Company, LLC, a Delaware limited liability company.

“Additional Parcels Removal Deadline” shall have the meaning given in Section 4.1(d).

“Adverse PLR” shall have the meaning given in Section 8.8(c).

“Affiliate” shall mean with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Amended and Restated Trademark License Agreement” shall mean that certain Amended and Restated Trademark License Agreement, between Caesars License Company and Desert Palace, in the form of Exhibit B attached hereto and made a part hereof.

“ATC SNDA” shall mean a SNDA (as defined below) pursuant to that certain Multi-Carrier In-Building Neutral Host Lease Agreement, dated as of January 29, 2009, by and between Harrah’s Chester Downs Management Company, LLC on behalf of Chester Downs and Marina, LLC d/b/a Harrah’s Philadelphia Casino & Racetrack, a Pennsylvania limited liability company, as landlord, and ATC Indoor DAS, LLC, a Delaware limited liability company, successor in interest to Spectrasite Communications, LLC, a Delaware limited liability company, as tenant (“ATC Subtenant”) (as amended by that certain First Amendment to Multi-Carrier In-Building Neutral Host Lease Agreement, dated as of October 1, 2013).

“ATC Subtenant” shall have the meaning given in the definition of “ATC SNDA.”

“Buildings” shall mean all buildings, structures and other improvements and fixtures located on the Land on the Effective Date, collectively.

“Business Day” shall mean any day other than Saturday, Sunday, any Federal holiday, or any holiday in the State in which the Property is located. If any period expires or action is to be taken on a day which is not a Business Day, the time frame for the same shall be extended until the next Business Day.

“Buyer Guarantor” shall mean VICI Properties 1 LLC, a Delaware limited liability company.

“Buyer Liquidated Damages Amount” shall have the meaning given in Section 9.2.

“Buyer Parties” shall mean Buyer, CPLV Lease Landlord, Non-CPLV Lease Landlord, Joliet Landlord, VICI, HLV Landlord, VICI Properties Inc. and any other Affiliate of Buyer that is a party to a Closing Document.

“Buyer’s Warranties” shall mean, collectively, Buyer’s representations and warranties set forth in Section 7.1.

“Caesars Enterprise” shall have the meaning given in the Recitals.

“Caesars License Company” shall have the meaning given in the Recitals.

“Caesars World” shall mean Caesars World LLC.

“Casualty/Condemnation Proceeds” shall have the meaning given in Section 10.2.

“Casualty Notice Date” shall have the meaning given in Section 10.1.

“CEC” shall have the meaning given in the Recitals.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended by SARA (Superfund Amendment and Reauthorization Act of 1986) and as the same may be further amended from time to time.

“Certificate of Occupancy” shall have the meaning given in Section 6.4(z).

“Closing” shall mean the closing of the Transaction.

“Closing Date” shall mean November 30, 2018, subject to extension pursuant to Section 6.1(b) or as otherwise expressly set forth in this Agreement.

“Closing Documents” shall mean all documents executed and delivered by Buyer or Seller or their respective Affiliates as required by Section 6.2 and Section 6.3 or as otherwise executed and delivered by Buyer or Seller or their respective Affiliates as part of Closing.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Consent Order” shall have the meaning given in Section 8.13.

“Contracts” shall mean all contracts and agreements, including brokerage agreements, licensing agreements, marketing agreements, design contracts, construction contracts, service and maintenance contracts and agreements, relating to the Property, together with any extensions, renewals, replacements or modifications of any of the foregoing; provided that the term “Contracts” does not include Leases.

“Control” shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, partnership interests or any other equity interests or by contract, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“CPLV Lease” shall mean an amendment to the Original CPLV Lease dated as of the Closing Date, by and between CPLV Lease Landlord, as landlord, and CPLV Lease Tenant, as tenant, in the form of Exhibit C attached hereto and made a part hereof, including any further amendment to the form of Exhibit C made pursuant to Section 8.8(c)(i) hereof.

“CPLV Lease Landlord” shall mean CPLV Property Owner LLC, a Delaware limited liability company.

“CPLV Lease Tenant” shall mean, collectively, Desert Palace and CEOC (as successor by merger to Caesars Entertainment Operating Company, Inc.), each of which is an Affiliate of Seller.

“CPLV Lender” shall mean, collectively, the holder(s) or lender(s) of the notes and loans, as applicable, under the CPLV Loan.

“CPLV Lender Consent” shall have the meaning given in Section 6.4(h).

“CPLV Loan” shall mean that certain Loan Agreement, dated as of October 6, 2017, by and among CPLV Lease Landlord, as borrower, and JPMorgan Chase Bank, National Association, Barclays Bank PLC, Goldman Sachs Mortgage Company and Morgan Stanley Bank, N.A., as the same may have been amended, modified or otherwise supplemented.

“CPLV MLSA” shall mean an amendment to the Original CPLV MLSA dated as of the Closing Date, by and among CPLV Lease Tenant, CPLV MLSA Manager, CEC, CPLV Lease Landlord, Caesars License Company (solely for purposes of Article VII and Sections 2.4, 16.2, 16.3.4, 18.5.5, 18.7.3, 18.7.4, 18.7.5, 19.3, 20.2 and 20.16 of the CPLV MLSA), and Caesars Enterprise (solely for purposes of Section 20.16 and Article XXI of the CPLV MLSA), in the form of Exhibit D attached hereto and made a part hereof.

“CPLV MLSA Manager” shall mean CPLV Manager, LLC, a Delaware limited liability company.

“CRC” shall mean Caesars Resort Collection, LLC, a Delaware limited liability company.

“Deed” shall have the meaning given in Section 6.2(a).

“Delaware County Real Estate Records” shall mean the Office of the Recorder of Deeds of Delaware County, Pennsylvania.

“Desert Palace” shall mean Desert Palace LLC, a Nevada limited liability company.

“Development Rights” shall have the meaning given in the definition of “Intangible Property”.

“Due Diligence Notice” shall have the meaning given in Section 4.1(a).

“Due Diligence Period” shall have the meaning given in Section 4.1(a).

“Election Period” shall have the meaning given in Section 4.1(a).

“Environmental Covenant” shall have the meaning given in Section 8.13.

“Environmental Reports” shall mean (i) that certain Phase I Environmental Site Assessment, prepared by EHS Support LLC, dated as of June 2018, and (ii) that certain Phase I Environmental Site Assessment, prepared by EHS Support LLC, dated as of July 2018.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“Escrow Agent” shall mean Chicago Title Insurance Company, Attn: Joe Benlevi, E-Mail: joe.benlevi@ctt.com, Tel: (212) 880-1304.

“Existing Loan” shall mean, individually or collectively as the context requires, the CPLV Loan, the First Lien Non-CPLV Loan and the Second Lien Non-CPLV Loan.

“Existing Survey” shall mean (i) that certain ALTA/NSPS Land Title Survey for Chester Downs and Marina, LLC, dated May 7, 2018, by Catania Engineering Associates, Inc., last updated July 5, 2018, and (ii) that certain ALTA/NSPS Land Title Survey for Philadelphia Propco LLC, dated July 5, 2018, by Catania Engineering Associates, Inc.

“Favorable PLR” shall have the meaning given in Section 8.8(b).

“Fee Letter” shall mean that certain fee letter, dated as of the date hereof, by and between Seller and Buyer with respect to the Lender Consent.

“First Amendment to CPLV Security Agreement” shall mean an amendment to that certain Security Agreement (CPLV Lease), dated as of October 6, 2017 (the “CPLV Security Agreement”), among CPLV Lease Tenant and CPLV Lease Landlord, in the form of Exhibit E attached hereto and made a part hereof.

“First Amendment to CPLV Transition Services Agreement” shall mean an amendment to that certain Transition of Management Services Agreement (CPLV), dated as of October 6, 2017, among CPLV Lease Tenant, CPLV Lease Landlord, Caesars Enterprise, Caesars License Company, and CPLV MLSA Manager, in the form of Exhibit F attached hereto and made a part hereof.

“First Amendment to HLV Lease” shall mean an amendment to the HLV Lease, in the form of Exhibit G attached hereto and made a part hereof, including any further amendment to the form of Exhibit G made pursuant to Section 8.8(c)(iv) hereof.

“First Amendment to Indemnity Agreement (CPLV)” shall mean an amendment to the Indemnity Agreement, Power of Attorney and Related Covenants (CPLV) by and among CEC, CPLV Lease Landlord and the other parties thereto, in the form of Exhibit H attached hereto and made a part hereof.

“First Amendment to Indemnity Agreement (Joliet)” shall mean an amendment to the Indemnity Agreement, Power of Attorney and Related Covenants (Joliet) by and among CEC and Joliet Landlord, in the form of Exhibit I attached hereto and made a part hereof.

“First Amendment to Indemnity Agreement (Non-CPLV)” shall mean an amendment to the Indemnity Agreement, Power of Attorney and Related Covenants (Non-CPLV) by and among CEC and Non-CPLV Lease Landlord, in the form of Exhibit J attached hereto and made a part hereof.

“First Amendment to SNDA” shall mean an amendment to the Subordination, Non-Disturbance and Attornment Agreement (CPLV Lease), dated as of October 6, 2017 (the “CMBS SNDA”), by and between the Lender (as defined in the CMBS SNDA), and CPLV Lease Tenant, in form and substance to be mutually agreed (with each of CPLV Lease Tenant and CPLV Lease Landlord acting reasonably and in good faith) between Lender (as defined in the CMBS SNDA), CPLV Lease Tenant and CPLV Lease Landlord to reflect the transactions contemplated by the CPLV Lease.

“First Amendment to Trademark Security Agreement” shall mean an amendment to the Trademark Security Agreement, dated as of October 6, 2017 (the “Trademark Security Agreement”) between Caesars License Company, Desert Palace, CPLV Lease Landlord and JPMorgan Chase Bank, National Association, Barclays Bank PLC, Goldman Sachs Mortgage Company and Morgan Stanley Bank, N.A., in the form of Exhibit K attached hereto and made a part hereof.

“First Lien Lender Consent” shall have the meaning given in Section 6.4(i).

“First Lien Non-CPLV Lender” shall mean, collectively, the holder(s) or lender(s) of the notes and loans, as applicable, under the First Lien Non-CPLV Loan.

“First Lien Non-CPLV Loan” shall mean that certain Credit Agreement, dated as of December 22, 2017, by and among VICI Properties 1 LLC, as borrower, Goldman Sachs Bank USA, as administrative agent and the lenders party thereto from time to time, as the same may have been amended, modified or otherwise supplemented.

“Fixtures” shall mean all equipment, machinery, fixtures and other items of property, including all components thereof, that are now or hereafter (a) located in or on, or used in connection with, and (b) permanently affixed to or otherwise incorporated into the Land and/or the buildings and other improvements located on the Land. Notwithstanding the foregoing, Fixtures shall not include any Gaming Equipment.

“Gaming” shall mean Casino, racetrack, racino, video lottery terminal or other gaming activities, including, but not limited to, the operation of slot machines, video lottery terminals, table games, pari-mutuel wagering or other applicable types of wagering (including, but not limited to, sports wagering).

“Gaming Authorities” shall mean any domestic, federal, territorial, state or local government, governmental authority or any entity that holds regulatory, licensing or permit authority, control or jurisdiction over the conduct of Gaming at any Gaming Facility, including without limitation, (i) the Pennsylvania Gaming Control Board, (ii) the Pennsylvania State Horse Racing Commission, (iii) the Pennsylvania Liquor Control Board, (iv) the New Jersey Division of Gaming Enforcement and Casino Control Commission and (v) the Iowa Racing and Gaming Commission.

“Gaming Equipment” shall mean any and all “slot machines”, “table games,” and “associated equipment” (as each term is defined in the Pennsylvania Gaming Laws), slot machines, table games, and associated equipment gaming device parts inventory and other related gaming equipment and supplies used in connection with the operation of a casino, including, without limitation, slot machines, gaming tables, cards, dice, chips, tokens, player tracking systems, cashless wagering systems, electronic betting systems, mobile gaming systems, interactive gaming systems, inter-casino linked systems, and on-line slot metering systems, together with all improvements and/or additions thereto.

“Gaming Facility” shall mean any facility identified on Exhibit A of the Non-CPLV Lease at which there are operations of slot machines, video lottery terminals, blackjack, baccarat, keno operation, table games, any other mechanical or computerized gaming devices, pari-mutuel wagering or other applicable types of wagering (including, but not limited to, sports wagering), or which is otherwise operated for purposes of Gaming, and all related or ancillary real property.

“Gaming Law” shall mean any and all laws, statutes, ordinances, rules, regulations, policies, orders, codes, decrees or judgments, and Gaming License conditions or restrictions, as amended from time to time, now or hereafter in effect or promulgated, pertaining to the operation, control, maintenance, alteration, modification or capital improvement of a Gaming Facility or the conduct of a person or entity holding a Gaming License, including, without limitation, any Pennsylvania Gaming Laws and any requirements imposed by a regulatory agency, commission, board or other governmental body pursuant to the jurisdiction and authority granted to it under applicable law, and all other rules, regulations, orders, ordinances and legal requirements of any Gaming Authority.

“Gaming License(s)” shall mean all licenses, qualifications, registrations, accreditations, permits, approvals, findings of suitability, certifications, qualifications, franchises, waivers, exemptions or other authorizations that are issued or awarded by any Gaming Authority or under Gaming Laws necessary for or relating to the conduct of Gaming at any Gaming Facility.

“Governmental Approvals” shall have the meaning given in Section 8.6(a).

“Governmental Authority” shall mean any Gaming Authority or domestic, federal, territorial, state or local government, governmental authority, agency or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any agency, department, board, branch, commission or instrumentality of any of the foregoing or any court, arbitrator or similar tribunal or forum, having jurisdiction over the Property, Seller, or Buyer, as applicable.

“HLV Landlord” shall have the meaning given in the definition of “HLV Lease”.

“HLV Lease” shall mean that certain Amended and Restated Lease, dated as of December 22, 2017, by and between Claudine Propco LLC, a Delaware limited liability company and an Affiliate of Buyer, as landlord (“HLV Landlord”), and Harrah’s Las Vegas, LLC, a Nevada limited liability company and an Affiliate of Seller, as tenant (“HLV Tenant”).

“HLV Tenant” shall have the meaning given in the definition of “HLV Lease”.

“Inspections” shall have the meaning given in Section 4.1(b).

“Intangible Property” shall mean, collectively, all intangible personal property of Seller, that in any way relates to the Property, including (i) any licenses, permits and other written authorizations in effect as of the Closing Date with respect to the Real Property, (ii) any guaranties and warranties in effect as of the Closing Date with respect to any portion of the Real Property or the Personal Property and (iii) all rights in, to and under, and all physical embodiments of, any architectural, mechanical, electrical and structural plans, studies, drawings, specifications, surveys, renderings and other technical descriptions that relate to the Property; provided that the term “Intangible Property” shall not include any zoning or development rights that pertain solely to the Real Property (collectively, “Development Rights”).

“Joliet Landlord” shall have the meaning given in the Recitals.

“Joliet Lease” shall mean an amendment to the Original Joliet Lease dated as of the Closing Date, by and between the Joliet Landlord, as landlord, and Joliet Tenant, as tenant, in the form of Exhibit L attached hereto and made a part hereof, including any further amendment to the form of Exhibit L made pursuant to Section 8.8(c)(iii) hereof.

“Joliet MLSA” shall mean an amendment to the Original Joliet MLSA dated as of the Closing Date, by and among Joliet Landlord, Joliet Tenant, Joliet MLSA Manager, CEC, Caesars License Company (solely for purposes of Article VII and Sections 2.4, 16.2, 16.3.4, 18.5.5, 18.7.3, 18.7.4, 18.7.5, 19.3, 20.2 and 20.16 of the Joliet MLSA), and Caesars Enterprise (solely for purposes of Section 20.16 and Article XXI of the Joliet MLSA), in the form of Exhibit M attached hereto and made a part hereof.

“Joliet MLSA Manager” shall have the meaning given in the Recitals.

“Joliet Tenant” shall have the meaning given in the Recitals.

“Land” shall mean the real estate legally described in (i) Exhibit A-1, together with all easements, development rights and other rights appurtenant to the Land or the buildings, structures or other improvements thereon, and (ii) the Additional Parcels, collectively.

“Laws” shall mean, collectively, all municipal, county, State or Federal statutes, codes, ordinances, laws, rules or regulations (including, without limitation, all Pennsylvania Gaming Laws).

“Lease and Easement Assignment and Assumption Agreement” shall mean an assignment and assumption of the Leases in the form of Exhibit N-1 attached hereto, executed and delivered by Seller and Buyer, pursuant to which Seller assigns all of its interest, if any, in the Leases (and any additional leases entered into prior to Closing pursuant to Section 8.1) and certain other recorded easements and agreements set forth in the Lease and Easement Assignment and Assumption Agreement to Buyer and Buyer assumes all obligations under such Leases, any such additional leases and other recorded easements and agreements, in each case, arising from and after the Closing.

“Lease Assignment and Assumption Agreement” shall mean an assignment and assumption of the Leases in the form of Exhibit N-2 attached hereto, executed and delivered by Buyer and Seller (as one of the entities comprising Non-CPLV Lease Tenant), pursuant to which Buyer assigns all of its interest, if any, in the Leases (and any additional leases entered into prior to Closing pursuant to Section 8.1) to Seller and Seller assumes all obligations under the Leases and any such additional leases (subject to the Non-CPLV Lease), in each case, arising from and after the Closing.

“Leases” shall mean all leases, licenses and occupancy agreements of an interest in the Real Property and all amendments, modifications, extensions and other written agreements pertaining thereto but excluding (a) the Non-CPLV Lease, and (b) any agreements or licenses for third parties to use any portion of the Property that do not create an interest in land and do not run with the land.

“Lender” shall mean each of the CPLV Lender, the First Lien Non-CPLV Lender and the Second Lien Non-CPLV Lender, and “Lenders” shall mean all such entities, collectively.

“Lender Consent” shall mean, individually or collectively as the context requires, the CPLV Lender Consent, the First Lien Lender Consent and the Second Lien Lender Consent.

“Liabilities” shall mean, collectively, any and all conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever, including liabilities under the Americans with Disabilities Act, CERCLA and RCRA, any state or local counterparts thereof, and any regulations promulgated thereunder.

“Major Casualty/Condemnation” shall have the meaning given in Section 10.1.

“Material Adverse Effect” shall mean a material adverse effect on (a) the value of the Property, (b) Seller’s authority and/or ability to convey title to the Property by the Closing Date or otherwise in accordance with the provisions of this Agreement and/or (c) the use and/or operation of the Property as same is being used and/or operated on the date hereof.

“Material Contracts” means those certain contracts and agreements as set forth on Schedule 7.2(j) attached hereto an made a part hereof.

“Mezzanine Consent” shall mean, in CPLV Lender’s capacity as Senior Lender under the Intercreditor Agreement dated as of October 6, 2017 by and among CPLV Lender and each of the “Mezzanine A Administrative Agent,” “Mezzanine B Administrative Agent” and “Mezzanine C Administrative Agent” (as such quoted terms are defined under the CPLV Loan), each “Mezzanine Lender’s” waiver of the applicable “Mezzanine Borrower’s” further obligation to comply with its financial reporting obligations under Section 5.1.11 of the “Mezzanine Loan Agreements” (as such quoted terms are defined under the CPLV Loan).

“Non-CPLV Lease” shall mean an amendment to the Original Non-CPLV Lease dated as of the Closing Date, by and between the Non-CPLV Lease Landlord, as landlord, and Non-CPLV Lease Tenant, as tenant, in the form of Exhibit O attached hereto and made a part hereof, including any further amendment to the form of Exhibit O made pursuant to Section 8.8(c)(ii) hereof.

“Non-CPLV Lease Landlord” shall mean, collectively, the entities listed on Schedule A attached to the Non-CPLV Lease, as landlord.

“Non-CPLV Lease Tenant” shall mean, collectively, the entities listed on Schedule B attached to the Non-CPLV Lease, as tenant.

“Non-CPLV MLSA” shall mean an amendment to the Original Non-CPLV MLSA dated as of the Closing Date, by and among Non-CPLV Lease Landlord, Non-CPLV Lease Tenant, Non-CPLV MLSA Manager, CEC, Caesars License Company (solely for purposes of Article VII and Sections 2.4, 16.2, 16.3.4, 18.5.5, 18.7.3, 18.7.4, 18.7.5, 19.3, 20.2 and 20.16 of the Non-CPLV MLSA), and Caesars Enterprise (solely for purposes of Section 20.16 and Article XXI of the Non-CPLV MLSA), in the form of Exhibit P attached hereto and made a part hereof.

“Non-CPLV MLSA Manager” shall have the meaning given in the Recitals.

“Objection” shall have the meaning given in Section 3.1.

“Objection Notice” shall have the meaning given in Section 3.1.

“Ordinary Course” shall mean the course of day-to-day operations of the Property, in a manner which does not materially and adversely vary from the policies, practices and procedures in effect as of the Effective Date, and in all events consistent with the obligations of Non-CPLV Lease Tenant under the Non-CPLV Lease as if the Non-CPLV Lease were in effect as of the date in question.

“Original CPLV Lease” shall have the meaning given in the Recitals.

“Original CPLV MLSA” shall have the meaning given in the Recitals.

“Original Joliet Lease” shall have the meaning given in the Recitals.

“Original Joliet MLSA” shall mean that certain Management and Lease Support Agreement (Joliet) dated as of October 6, 2017, by and among Joliet Landlord, Joliet Tenant, Joliet MLSA Manager, CEC, Caesars License Company (solely for purposes of Article VII and Sections 2.4, 16.2, 16.3.4, 18.5.5, 18.7.3, 18.7.4, 18.7.5, 19.3, 20.2 and 20.16 of the Joliet MLSA), and Caesars Enterprise (solely for purposes of Section 20.16 and Article XXI of the Joliet MLSA).

“Original Non-CPLV Landlord” shall have the meaning given in the Recitals.

“Original Non-CPLV Lease” shall have the meaning given in the Recitals.

“Original Non-CPLV MLSA” shall have the meaning given in the Recitals.

“Original Non-CPLV Tenant” shall have the meaning given in the Recitals.

“Other Land Buyer” shall mean Octavius Propco LLC, a Delaware limited liability company, which is an Affiliate of Buyer.

“Other Land Property” shall mean the Property (as defined in the Other Land PSA).

“Other Land PSA” shall mean that certain Purchase and Sale Agreement dated as of the date hereof between Other Land Seller, as seller, and Other Land Buyer, as purchaser, with respect to certain real property in Las Vegas, Nevada.

“Other Land Seller” shall mean Caesars Octavius, LLC, a Delaware limited liability company, which is an Affiliate of Seller.

“Outstanding Consultant Report” shall have the meaning given in Section 4.1(a).

“Owner’s Title Policy” shall mean one (1) or more ALTA owner’s title insurance policies in favor of Buyer issued by the Title Company in an aggregate amount equal to the Purchase Price, insuring that fee title to the Real Property is vested in Buyer subject only to the Permitted Exceptions.

“PA DEP” shall have the meaning given in Section 8.13.

“Pennsylvania Gaming Laws” shall mean those laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over the conduct of Gaming at a Gaming Facility in the Commonwealth of Pennsylvania, including without limitation, (i) Part VIII (Horse Racing) of Title 3 of Pennsylvania Consolidated Statutes, 3 Pa. C.S. §§ 9301 et seq.; (ii) Parts II (Gaming) and III (Video Gaming) of Title 4 of Pennsylvania Consolidated Statutes, 4 Pa. C.S. §§ 1101 et seq. and 3101 et seq.; and (iii) the regulations, statements of policy and any other administrative directives promulgated pursuant to the foregoing statutes; each as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.

“Permitted Exceptions” shall mean the following: (a) applicable zoning, building and land use Laws, (b) any matters shown on the Existing Survey, (c) such other facts as would be disclosed by a current and accurate land title survey or a physical inspection of the Property, provided same do not render title uninsurable, do not restrict the current use of the Property as a casino with related parking, retail facilities, horse racing facilities and other material current uses and do not have a material impact on the value or operations of the Property or on Buyer, (d) the lien of real estate taxes, assessments, water and sewer charges and other governmental charges or fees not yet delinquent, (e) the rights of the Tenants under the Leases as tenants only, (f) the rights of Non-CPLV Lease Tenant under the Non-CPLV Lease, (g) mechanics’ and materialman’s liens first arising after the date hereof that would be permitted to exist under Article XI of the Original Non-CPLV Lease, (h) inchoate mechanics’ and materialman’s liens that arise in the ordinary course of construction, maintenance, repair or improvement work at the Property and are not more than sixty (60) days past due, (i) leases, licenses and occupancy agreements, and any extension, renewal, or replacement thereof, and any amendments thereto or to the Leases, in each case first arising after the date hereof and expressly permitted under Section 8.1 hereof (so long as, in the case of any such leases, occupancy agreements or amendments to the Leases, such documents contain provisions providing for the automatic subordination of such documents to the Non-CPLV Lease), (j) such other encumbrances and title exceptions as would not restrict the current use of the Property as a casino with related parking, retail facilities, horse racing facilities and other material current uses and do not have a material impact on the value or operations of the Property or on Buyer, (k) the title exceptions reflected on Exhibits DD and EE (it being agreed that the title exceptions listed in Exhibit EE that are not otherwise listed on Exhibit DD are only “Permitted Exceptions” with respect to the Additional Parcels (and not the Land other than the Additional Parcels) and shall not be deemed to be title exceptions under this clause (k) to the extent Buyer elects not to acquire the Additional Parcels in accordance with Section 4.1(d)) hereto (but excluding, in each case, any Required Removal Exceptions that are described in clause (i) or (ii) of the definition of Required Removal Exceptions), subject to Article 3 hereof, and (l) the Environmental Covenant to be executed by Seller and recorded against the Real Property at or prior to Closing in accordance with Section 8.13.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

“Personal Property” shall mean all tangible personal property that is in any way related to the Real Property and that Seller owns or possesses, including any such property that is located on the Real Property and used in the ownership, operation and maintenance of the Real Property, including all books, records and files of Seller relating to the Real Property, but excluding any tangible personal property of the tenants at the Property.

“Proceedings” shall have the meaning given in Section 11.14.

“Prohibited Person” shall have the meaning given in Section 7.1(c).

“Property” shall mean the Real Property; provided, that, for the avoidance of doubt, (i) the term “Property” does not include Personal Property or Intangible Property, and (ii) the conveyance of the Property to Buyer shall not constitute an assignment by Seller or an assumption by Buyer of any service contracts, leasing or property management agreements, maintenance contracts or similar agreements and contracts relating to the Real Property, which, in each case, shall remain the property of Seller.

“PSA Buyer Guaranty” shall mean a Guaranty dated as of the Effective Date by Buyer Guarantor in favor of Seller.

“PSA Seller Guaranty” shall mean a Guaranty dated as of the Effective Date by Seller Guarantor in favor of Buyer.

“Purchase Price” shall have the meaning given in Article 2.

“RCRA” shall mean the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq., as the same may be amended from time to time.

“Real Property” shall mean the fee interest in the Land, all Buildings, the Development Rights, Fixtures, and any, to the extent constituting rights and privileges in real property, rights and privileges pertaining thereto, collectively. For the avoidance of doubt, the Real Property includes Seller’s ownership interest in adjoining roadways, alleyways, strips, gores and the like appurtenant to the real estate described above; all buildings, structures, Fixtures and improvements of every kind that are, as of the date hereof (subject to the other express provisions of this Agreement), located on or permanently affixed to the Land or on the improvements that are located thereon, including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines appurtenant to such buildings and structures.

“Remove” with respect to any exception to title shall mean that Seller, at its sole cost, removes such title exception of record and/or causes the Title Company to omit the same from the Owner’s Title Policy at Closing; provided, however, that Seller shall only be permitted to cause the Title Company to omit from the Owner’s Title Policy (without removing the same of record) the following title exceptions: mechanics’ and materialman’s liens for work, the aggregate amount of which is no greater than Two Hundred Fifty Thousand Dollars ($250,000.00).

“Representatives” shall have the meaning given in Section 8.6(a).

“Required Removal Exceptions” shall mean, collectively, (i) all mortgages, deeds of trust, deeds to secure debt or other security documents recorded against or otherwise secured by the Property or any portion thereof and related UCC filings and assignment of leases and rents and other evidence of indebtedness secured by the Property; (ii) liens or other encumbrances or title matters intentionally created or consented to by Seller or its Affiliates after the date hereof other than the Non-CPLV Lease (but not including unrecorded mechanics’ or materialman’s liens, matters described in clause (i) of the definition of Permitted Exceptions, or any liens, encumbrances or other title matters created or approved in writing by Buyer or its Affiliates); and (iii) the following so long as they are (A) not Permitted Exceptions (excluding clause (j) of the definition of Permitted Exceptions), (B) not caused by the acts or omissions of Buyer, and (C) not consented to by Buyer: (1) judgments against Seller; and (2) liens or other encumbrances or matters to the extent any of them shall be in a readily determined monetary amount (such liens or encumbrances, “Seller Monetary Liens”), but only (in the case of (iii)) if the cost to remove such liens or encumbrances does not exceed the Required Removal Threshold. Notwithstanding anything to the contrary in this Agreement, in no event shall the Material Contracts, the Environmental Covenant executed in accordance with Section 8.13, or any obligations thereunder, constitute Required Removal Exceptions.

“Required Removal Threshold” shall mean Twenty Million Dollars ($20,000,000.00).

“Second Amended and Restated ROFR” shall mean that certain Second Amended and Restated Right of First Refusal Agreement, between CEC and VICI, in the form of Exhibit Q attached hereto and made a part hereof.

“Second Lien Lender Consent” shall have the meaning given in Section 6.4(j).

“Second Lien Non-CPLV Lender” shall mean, collectively, the holder(s) or lender(s) of the notes and loans, as applicable, under the Second Lien Non-CPLV Loan.

“Second Lien Non-CPLV Loan” shall mean that certain Indenture, dated as of October 6, 2017, by and among VICI Properties 1 LLC and VICI FC Inc., as issuers, the subsidiary guarantors party thereto from time to time and UMB Bank, National Association, as trustee, in each case as the same may have been amended, modified or otherwise supplemented.

“Seller Guarantor” shall mean CEOC.

“Seller Liquidated Damages Amount” shall have the meaning given in Section 9.1.

“Seller Monetary Liens” shall have the meaning given in the definition of “Required Removal Exceptions”.

“Seller Parties” shall mean Seller, CPLV Lease Tenant, Non-CPLV Lease Tenant, Joliet Tenant, CPLV MLSA Manager, Non-CPLV MLSA Manager, Joliet MLSA Manager, CEC, Caesars License Company, Caesars Enterprise, CRC, Caesars World, HLV Tenant and any other Affiliate of Seller that is a party to a Closing Document.

“Seller Response Notice” shall have the meaning given in Section 4.1(a).

“Seller’s Knowledge” or words of similar import shall refer to the current actual knowledge (without any duty of investigation) of Chris Albrecht, who is the general manager of the Property, or if Chris Albrecht is replaced as general manager, another individual with substantially similar knowledge regarding the Property as Chris Albrecht.

“Seller’s Warranties” shall mean, collectively, Seller’s representations and warranties set forth in Section 7.2.

“SNDA” shall mean a reasonable and customary form of subordination, non-disturbance and attornment agreement, reasonably acceptable to Buyer and Seller.

“Survival Period” shall have the meaning given in Section 7.3(a).

“Tenant” shall mean any tenant of the Property under a Lease.

“Tenant Estoppel” shall mean a tenant estoppel certificate in the form of Exhibit R attached hereto and made a part hereof.

“Tenant’s Title Policy” shall mean one (1) or more ALTA leasehold owner’s title insurance policies in favor of Non-CPLV Lease Tenant issued by the Title Company in an aggregate amount determined by Seller in its reasonable discretion, insuring that leasehold title to the Real Property is vested in Non-CPLV Lease Tenant subject only to exceptions not caused by the acts of Buyer.

“Termination of CPLV Intercreditor Agreement” shall mean a termination of that certain Intercreditor Agreement, dated as of October 6, 2017, among CPLV Lease Landlord, Credit Suisse AG, Cayman Islands Branch, as Credit Agreement Collateral Agent, CPLV Lease Tenant and the other parties thereto, in reasonable and customary form, with each of Seller and Buyer acting reasonably and in good faith.

“Termination of Joliet Security Agreement” shall mean a termination of that certain Security Agreement (Joliet Lease), dated as of October 6, 2017 (the “Joliet Security Agreement”), between Joliet Tenant and Joliet Landlord, in reasonable and customary form, with each of Seller and Buyer acting reasonably and in good faith.

“Termination of Joliet Transition Services Agreement” shall mean a termination of that certain Transition of Management Services Agreement (Joliet), dated as of October 6, 2017, among Joliet Tenant, Joliet Landlord, Caesars Enterprise, Caesars License Company, and Joliet MLSA Manager, in reasonable and customary form, with each of Seller and Buyer acting reasonably and in good faith.

“Termination of Non-CPLV Intercreditor Agreement” shall mean a termination of that certain Intercreditor Agreement, dated as of October 6, 2017, among Original Non-CPLV Landlord, Original Non-CPLV Tenant, Credit Suisse AG, Cayman Islands Branch, as Credit Agreement Collateral Agent, and the other parties thereto, in reasonable and customary form, with each of Seller and Buyer acting reasonably and in good faith.

“Termination of Non-CPLV Security Agreement (Non-CPLV Lease)” shall mean a termination of that certain Security Agreement (Non-CPLV Lease), dated as of October 6, 2017 (the “Non-CPLV Security Agreement”), between Original Non-CPLV Tenant and Original Non-CPLV Landlord, in reasonable and customary form, with each of Seller and Buyer acting reasonably and in good faith.

“Termination of Non-CPLV Transition Services Agreement” shall mean a termination of that certain Transition of Management Services Agreement (Non-CPLV), dated as of October 6, 2017, among Original Non-CPLV Tenant, Original Non-CPLV Landlord, Caesars Enterprise, Caesars License Company, and Non-CPLV MLSA Manager, in reasonable and customary form, with each of Seller and Buyer acting reasonably and in good faith.

“Third Amended and Restated Omnibus Agreement” shall mean that certain Third Amended and Restated Omnibus License and Enterprise Services Agreement, among Caesars Enterprise, CEOC, CRC, Caesars License Company and Caesars World, in the form of Exhibit S attached hereto and made a part hereof.

“Title Commitment” shall mean the Title Commitments from the Title Company annexed to this Agreement as Exhibit T and Exhibit FF.

“Title Company” shall mean Chicago Title Insurance Company, Attn: Joe Benlevi, E-Mail: joe.benlevi@ctt.com, Tel: (212) 880-1304 and such other nationally recognized title insurance company, if any, as Buyer shall elect to act as co-insurers with Chicago Title Insurance Company.

“Transaction” shall mean the transactions contemplated by this Agreement.

“Transfer Taxes” shall have the meaning given in Section 5.2(a).

“Update” shall have the meaning given in Section 3.1.

“VICI” shall mean VICI Properties, L.P., a Delaware limited partnership (an Affiliate of Buyer).

SECTION 1.2. Terms Generally. Definitions in this Agreement apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Schedules and Exhibits shall be deemed to be references to Articles and Sections of, and Schedules and Exhibits to, this Agreement unless the context shall otherwise require. All references in this Agreement to “not to be unreasonably withheld” or correlative usage, mean “not to be unreasonably withheld, delayed or conditioned”. Any accounting term used but not defined herein shall have the meaning assigned to it in accordance with GAAP. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation” unless such phrase already appears. The word “or” is not exclusive and is synonymous with “and/or” unless it is preceded by the word “either”. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.

ARTICLE 2

SALE OF PROPERTY

Subject to and upon the terms and conditions of this Agreement and the Closing Documents, Seller agrees to sell and Buyer agrees to purchase the Property subject only to the Permitted Exceptions. In consideration therefor, Buyer shall pay to Seller an aggregate amount of Eighty-Two Million Five Hundred Thousand and No/100 Dollars ($82,500,000) (the “Purchase Price”). The parties acknowledge and agree that this Agreement and the Other Land PSA were negotiated collectively, and the parties would not have entered into this Agreement if the Other Land PSA were not entered into concurrently herewith. The Purchase Price shall be paid as set forth in this Article 2. For the avoidance of doubt, Seller is not selling to Buyer, and Buyer is not acquiring from Seller, any Personal Property or Intangible Property.

SECTION 2.1. Cash at Closing. On the Closing Date, Buyer shall deposit or cause to be deposited into escrow with the Escrow Agent an amount equal to the Purchase Price, plus or minus any closing costs or Transfer Taxes as allocated in accordance with the terms of Sections 5.2 and 11.1, in immediately available funds as more particularly set forth in Section 6.1. Such escrow shall be held and delivered by Escrow Agent in accordance with the provisions of such Section 6.1.

ARTICLE 3

TITLE MATTERS

SECTION 3.1. Title Objections; Required Removal Exceptions. Buyer shall have the right to have title and survey updated, and shall provide to Seller any updates to the Title Commitment or Existing Survey (as applicable, an “Update”) that Buyer obtains promptly after Buyer’s receipt thereof. Buyer may, within five (5) Business Days after receiving an Update (but in all events on or before the then scheduled Closing Date), give Seller written notice (an “Objection Notice”) of any exception to title to the Property or survey matters in the Update that is not a Permitted Exception and to which Buyer objects (an “Objection”). Seller shall have no obligation to bring any action or proceeding, or to incur any expense or liability, to Remove an Objection (unless such Objection is a Required Removal Exception). If Seller elects to attempt to remedy any Objection, then Seller shall notify Buyer in writing within five (5) Business Days after Seller receives the Objection Notice, in which case Seller will endeavor to remedy such Objection, but Seller will have no liability to Buyer if Seller is unable or fails to remedy such Objection (unless such objection is a Required Removal Exception). If Seller elects not to remedy any Objection(s) which it may elect not to Remove, then Seller may so notify Buyer in writing within five (5) Business Days after Seller receives the Objection Notice referencing such Objection(s). If Buyer delivers an Objection Notice to Seller, and (a) Seller does not notify Buyer within such five (5) Business Day period that Seller will attempt to cure such Objection, (b) Seller notifies Buyer within such five (5) Business Day period that Seller will not attempt to cure such Objection, or (c) Seller is unable or fails to convey title to the Property (including survey matters) in accordance with the provisions of this Agreement, then, Buyer shall have the right to elect, by written notice to Seller given not later than the fifth (5th) Business Day after (i) the receipt by Buyer of notice from Seller that Seller will not cure such Objection, (ii) the fifth (5th) Business Day after Seller received such Objection Notice if Seller did not within such five (5) Business Day period elect to cure such Objection, or (iii) the fifth (5th) Business Day after the then scheduled Closing if Seller is unable or fails to convey title in accordance with this Agreement (and the Closing shall be adjourned to account for such period, as applicable), either (x) to accept such title as Seller is able to convey, without any reduction of the Purchase Price or any credit or allowance on account thereof or any other claim against Seller (in which case the exception to which Buyer had raised an Objection and which Seller did not elect to cure shall be deemed to be a Permitted Exception) (but if such Objection is to a Seller Monetary Lien in excess of the Required Removal Threshold, Buyer shall have the right to accept such title as Seller is able to convey; and in such event such Seller Monetary Lien shall be Non-CPLV Lease Tenant’s responsibility as if such Seller Monetary Lien first arose during the term of the Non-CPLV Lease), or (y) to terminate this Agreement. If Buyer delivers an Objection Notice to Seller, and Seller does not notify Buyer within such five (5) Business Day period that Seller will attempt to cure such Objection, then Seller shall be deemed to have elected not to remedy such Objection(s). The Closing shall be adjourned (but not beyond June 30, 2019) to permit such process to be completed, and if such process shall be ongoing as of 11:59 p.m. on June 30, 2019, then this Agreement will automatically terminate without either party having any liability (other than obligations that, pursuant to the express terms hereof, survive termination hereof (for the avoidance of doubt, Seller’s failure to Remove any exception that is not a Required Removal Exception shall be neither a breach nor a default hereunder)), unless Buyer agrees to accept such title as Seller is able to convey, without any reduction of the Purchase Price or any credit or allowance on account thereof or any other claim against Seller. If Buyer elects to terminate this Agreement pursuant to this Section 3.1, then this Agreement shall terminate and be deemed null, void and of no further force or effect (other than obligations that, pursuant to the express terms hereof, survive termination hereof). Notwithstanding anything to the contrary contained herein, Seller shall be required to Remove all Required Removal Exceptions at or prior to Closing, which for purposes of clarification shall not restrict Seller from entering into unrecorded Contracts that may remain in effect as of Closing pursuant to Section 8.1.

ARTICLE 4

ACCESS; AS-IS SALE

SECTION 4.1. Due Diligence Period; Buyer’s Access to the Property.

(a) Buyer shall have a period from the Effective Date until 11:59 p.m. (Eastern Time) on July 31, 2018 (the “Due Diligence Period”), to perform its due diligence review of the compliance of the Property with any zoning requirements relating to parking to be set forth in a zoning report to be prepared by EnviroBusiness, Inc. (d/b/a EBI Consulting) (the “Outstanding Consultant Report”). If, during the Due Diligence Period, Buyer first becomes aware (based on information provided in the Outstanding Consultant Report) of a failure of the Property to comply with any zoning requirements relating to parking that results in a Material Adverse Effect, Buyer shall have the right to provide a written notice (a “Due Diligence Notice”) to Seller (such notice to be delivered within the Due Diligence Period, if at all) requesting that Seller cure such non-compliance. Within ten (10) days after receipt of a Due Diligence Notice (the “Election Period”), Seller may deliver a written notice (a “Seller Response Notice”) to Buyer indicating that Seller either (i) intends to cure such non-compliance or (ii) does not intend to cure such non-compliance. The failure of Seller to deliver a Seller Response Notice within the Election Period shall be deemed to be an indication that Seller does not intend to cure such non-compliance. If the Seller Response Notice indicates that Seller intends to cure such non-compliance, then the cure of such non-compliance shall be a condition to Buyer’s obligation to close the Transaction (it being agreed that under no circumstances shall Seller’s failure to so cure such non-compliance be deemed to be a default by Seller under this Agreement). If the Seller Response Notice indicates that Seller does not intend to cure such non-compliance, or if Seller does not send a Seller Response Notice during the Election Period, then Buyer may, within ten (10) days of (a) receipt of a Seller Response Notice indicating that Seller does not intend to cure such non-compliance or (b) the expiration of the Election Period in the event Seller fails to deliver a Seller Response Notice within the Election Period, terminate this Agreement by providing written notice to Seller prior to the expiration of such ten (10) day period. If Buyer terminates this Agreement pursuant to this Section 4.1(a), then the parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination. If Buyer does not terminate this Agreement pursuant to this Section 4.1(a), Buyer shall be deemed to have waived its rights to terminate this Agreement pursuant to this Section 4.1(a).

(b) During the period between the Effective Date and the Closing Date, Buyer, at its cost, may conduct such surveys and non-invasive investigations and inspections of the Property (collectively “Inspections”) as Buyer elects in its sole discretion and Seller, at reasonable times, shall provide reasonable access to the Property to Buyer and Buyer’s consultants and other representatives for such purpose. Buyer’s right to perform the Inspections shall be subject to and will not unreasonably interfere with or disturb the rights of tenants, guests and customers at the Property and the Inspections shall not unreasonably interfere with the Seller’s business operations. Buyer and its agents, contractors and consultants shall comply with Seller’s reasonable requests with respect to the Inspections to minimize such interference. Buyer will cause each of Buyer’s consultants that will be performing such tests and inspections (other than purely visual inspections) to provide (as a condition to performing such Inspections) proof of commercial general liability insurance on an occurrence form with limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) aggregate limit bodily injury, death and property damage per occurrence shall be provided to Seller.

(c) Buyer hereby agrees to indemnify and hold harmless Seller and its Affiliates from and against any loss that Seller or any of its Affiliates shall incur as the result of the acts of Buyer or Buyer’s representatives or consultants in conducting physical diligence with respect to the Property, or, in the case of physical damage to the Property resulting from such physical diligence, for the reasonable cost of repairing or restoring the Property to substantially its condition immediately prior to such damage (unless Buyer promptly shall cause such damage to be repaired or restored); provided, however, (i) the foregoing indemnity and agreement to hold Seller and its Affiliates harmless shall not apply to, and Buyer shall not be liable or responsible for, (A) the discovery of any fact or circumstance not caused by Buyer or its representatives or consultants (except to the extent Buyer exacerbates such fact or circumstance), (B) any pre-existing condition (except to the extent Buyer exacerbates such pre-existing condition), or (C) the negligence or willful misconduct of Seller, any of Seller’s Affiliates or any of their respective agents, employees, consultants or representatives and (ii) in no event shall Buyer be liable for any consequential, punitive or special damages; provided that, for the avoidance of doubt, such waiver of consequential, punitive and special damages shall not be deemed a waiver of damages that Seller or any of its Affiliates is required to pay to a party other than Seller or an Affiliate of Seller in respect of consequential, punitive or special damages.

(d) Buyer shall have the right, exercisable by written notice delivered to Seller prior to 11:59 p.m. (Eastern Time) on the date that is ninety (90) days after the Effective Date (such date and time, the “Additional Parcels Removal Deadline”), to elect not to acquire the Additional Parcels for any reason whatsoever. If Buyer elects not to acquire the Additional Parcels pursuant to this Section 4.1(d), (i) clause (ii) of the definition of “Land” as defined in this Agreement shall be deleted, (ii) the legal description of the Additional Parcels shall be removed from any documents to which such legal description is contemplated to be attached thereto pursuant to this Agreement and (iii) the Additional Parcels Owner shall be deleted from the definition of “Seller” as defined in this Agreement. If Buyer does not deliver written notice of Buyer’s election not to acquire the Additional Parcels prior to the Additional Parcels Removal Deadline in accordance with this Section 4.1(d), Buyer shall be deemed to have elected to acquire the Additional Parcels and this Section 4.1(d) shall have no further force or effect.

SECTION 4.2. As-Is Provision. Buyer acknowledges and agrees that:

(a) SUBJECT TO THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER OR ANY AFFILIATE SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS TO BE DELIVERED BY SELLER OR ANY AFFILIATE TO BUYER AT CLOSING, BUYER AGREES THAT UNLESS BUYER TERMINATES THIS AGREEMENT PURSUANT TO SECTION 4.1(a): (i) BUYER SHALL ACCEPT THE PROPERTY IN ITS PRESENT STATE AND CONDITION AND “AS-IS WITH ALL FAULTS”; (ii) SELLER SHALL NOT BE OBLIGATED TO DO ANY RESTORATION, REPAIRS OR OTHER WORK OF ANY

KIND OR NATURE WHATSOEVER ON OR AFFECTING THE PROPERTY AND, SPECIFICALLY, BUT WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS SET FORTH IN THE NON-CPLV LEASE, SELLER SHALL NOT BE RESPONSIBLE FOR ANY WORK ON OR IMPROVEMENT OF THE PROPERTY NECESSARY (x) TO CAUSE THE PROPERTY TO MEET ANY APPLICABLE HAZARDOUS WASTE LAWS, (y) TO REPAIR, RETROFIT OR SUPPORT ANY PORTION OF THE IMPROVEMENTS DUE TO THE SEISMIC OR STRUCTURAL INTEGRITY (OR ANY DEFICIENCIES THEREIN) OF THE IMPROVEMENTS, OR (z) TO CURE ANY VIOLATIONS; AND (iii) NO PATENT OR LATENT CONDITION AFFECTING THE PROPERTY IN ANY WAY, WHETHER OR NOT KNOWN OR DISCOVERABLE OR DISCOVERED AFTER THE CLOSING DATE, SHALL AFFECT BUYER’S OBLIGATION TO PURCHASE THE PROPERTY OR TO PERFORM ANY OTHER ACT OTHERWISE TO BE PERFORMED BY BUYER UNDER THIS AGREEMENT, NOR SHALL ANY SUCH CONDITION GIVE RISE TO ANY ACTION, PROCEEDING, CLAIM OR RIGHT OF DAMAGE OR RESCISSION AGAINST SELLER, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT.

(b) BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS TO BE DELIVERED BY SELLER OR ANY AFFILIATE THEREOF TO BUYER AT CLOSING, NEITHER SELLER, NOR ANY OF ITS AFFILIATES, NOR ANY OF ITS OR THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, BENEFICIARIES, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONTRACTORS, CONSULTANTS, AGENTS OR REPRESENTATIVES, NOR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, HAVE MADE ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO THE PROPERTY OR THE BUSINESS OPERATIONS, WRITTEN OR ORAL, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY REPRESENTATION OR WARRANTY AS TO (I) THE CONDITION, SAFETY, QUANTITY, QUALITY, USE (PRESENT OR PROPOSED), OCCUPANCY OR OPERATION OF THE PROPERTY, (II) THE PAST, PRESENT OR FUTURE REVENUES OR EXPENSES WITH RESPECT TO THE PROPERTY OR THE BUSINESS OPERATIONS, (III) THE COMPLIANCE OF THE PROPERTY OR THE BUSINESS OPERATIONS WITH ANY ZONING REQUIREMENTS, BUILDING CODES OR OTHER APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT OF 1990, (IV) THE ACCURACY OF ANY ENVIRONMENTAL REPORTS OR OTHER DATA OR INFORMATION SET FORTH IN ANY DOCUMENTATION OR OTHER INFORMATION PROVIDED TO BUYER WHICH WERE PREPARED FOR OR ON BEHALF OF SELLER, OR (V) ANY OTHER MATTER RELATING TO SELLER, THE PROPERTY OR THE BUSINESS.

ARTICLE 5

NO ADJUSTMENTS OR PRORATIONS; CLOSING COSTS

SECTION 5.1. No Adjustments or Prorations of Income or Expenses. Because Non-CPLV Lease Landlord, as landlord, and Non-CPLV Lease Tenant, as tenant, will enter into the Non-CPLV Lease on the Closing Date, as between Seller and Buyer there will be no adjustment or proration of income or expenses relating to the Property.

SECTION 5.2. Closing Costs. Closing costs shall be allocated between Buyer and Seller as follows:

(a) Buyer shall pay the following closing costs: (i) all premiums and charges of the Title Company for the Owner’s Title Policy, (ii) the cost of any surveys of the Property obtained by Buyer, and any updates thereto, (iii) fifty percent (50%) of (A) any realty or real estate transfer taxes incurred in connection with the transactions and documents contemplated by this Agreement (collectively, “Transfer Taxes”), and (B) any escrow charges imposed by the Escrow Agent and/or Title Company in connection with the Closing and (iv) all fees due its attorneys and all costs of Buyer’s due diligence, including fees due its consultants.

(b) Seller shall pay the following closing costs: (i) all fees due its attorneys, (ii) all costs incurred by Seller in connection with the Removal of any Required Removal Exceptions or other title exceptions that Seller elects or is required to remove, (iii) all costs to issue Tenant’s Title Policy, (iv) all fees associated with recording the Non-CPLV Memorandum of Lease and (v) fifty percent (50%) of (A) any Transfer Taxes, and (B) any escrow charges imposed by the Escrow Agent and/or Title Company in connection with the Closing.

(c) Survival. The provisions of this Section 5.2 shall survive Closing and not be merged therein.

ARTICLE 6

CLOSING

SECTION 6.1. Closing Mechanics.

(a) The parties shall conduct an escrow Closing through the Escrow Agent as escrowee so that it will not be necessary for any party to attend Closing. The escrow Closing shall be conducted in accordance with an escrow arrangement, and pursuant to an escrow agreement, reasonably acceptable to Seller, Buyer and the Escrow Agent (the “Escrow Arrangement”). The Closing shall occur on the Closing Date in accordance with the provisions of subsection 6.1(b) hereof.

(b) On the Closing Date, provided (1) all conditions precedent to Seller’s obligations hereunder have been satisfied (or waived) in accordance with Section 6.5 and (2) all conditions precedent to Buyer’s obligations hereunder have been satisfied (or waived) in accordance with Section 6.4, (i) Seller shall convey the Property to Buyer pursuant to the Deed, (ii) Seller and Buyer will enter into the Lease and Easement Assignment and Assumption Agreement and Buyer and Seller (as one of the entities comprising Non-CPLV Lease Tenant) will enter into the Lease Assignment and Assumption Agreement, (iii) Buyer shall pay the Purchase Price (plus or minus any closing costs or Transfer Taxes as allocated in accordance with the terms of Sections 5.2 and 11.1) to Seller, in each case, in accordance with the Escrow Arrangement, (iv) CPLV Lease Landlord and CPLV Lease Tenant will enter into the CPLV Lease, (v) the parties to the CPLV MLSA will enter into the CPLV MLSA, (vi) Non-CPLV Lease Landlord and Non-CPLV Lease Tenant will enter into the Non-CPLV Lease and the Non-CPLV Memorandum of Lease, (vii) the parties to the Non-CPLV MLSA will enter into the Non-CPLV MLSA, (viii) Joliet Landlord and Joliet Tenant will enter into the Joliet Lease, (ix) the parties to the Joliet MLSA will enter into the Joliet MLSA, (x) the parties will consummate the Octavius Lease Termination and Transfer (as defined in the Other Land PSA), and (xi) the applicable Seller Parties and the applicable Buyer Parties will execute and deliver the other documents and materials as required under this Agreement, including Sections 6.2 and 6.3. Upon written notice from Seller to Buyer, or Buyer to Seller, as applicable, on or prior to the then scheduled Closing Date, (i) Seller shall be entitled to adjourn the then scheduled Closing Date for as many days as is necessary for Seller to satisfy the conditions set forth in Section 6.4, and (ii) Buyer shall be entitled to adjourn the then scheduled Closing Date for as many days as is necessary for Buyer to satisfy the conditions set forth in Section 6.5 hereof, provided that, in each case, in no event shall the Closing Date be adjourned beyond June 30, 2019. Notwithstanding anything to the contrary contained herein, it is expressly agreed to by Seller and Buyer that TIME IS OF THE ESSENCE with respect to Seller’s and Buyer’s respective obligations to consummate the Transaction on the Closing Date.

(c) The items to be delivered by each Seller Party and each Buyer Party in accordance with the terms of Sections 6.2 or 6.3 shall be delivered to Escrow Agent at least one (1) Business Day prior to the Closing Date.

SECTION 6.2. Seller’s Closing Deliveries. At least one Business Day prior to the Closing Date, each Seller Party shall execute and deliver, and have acknowledged, as applicable, the following documents to which it is a party and make such payments as specified below:

(a) Deed. A deed for the Property in the form of Exhibit U attached hereto (the “Deed”), and the Commonwealth of Pennsylvania Realty Transfer Tax Statement, executed, acknowledged and delivered by Seller, as applicable, conveying the Property to Buyer.

(b) Environmental Covenant. The Environmental Covenant described in Section 8.13 in recordable form, executed and delivered by Seller.

(c) CPLV Lease. The CPLV Lease, executed and delivered by CPLV Lease Tenant.

(d) CPLV MLSA. The CPLV MLSA, executed and delivered by CPLV Lease Tenant, CPLV MLSA Manager, CEC, Caesars License Company (solely for purposes of Article VII and Sections 2.4, 16.2, 16.3.4, 18.5.5, 18.7.3, 18.7.4, 18.7.5, 19.3, 20.2 and 20.16 of the CPLV MLSA), and Caesars Enterprise (solely for purposes of Section 20.16 and Article XXI of the CPLV MLSA).

(e) Non-CPLV Lease. The Non-CPLV Lease, executed and delivered by Non-CPLV Lease Tenant.

(f) Non-CPLV MLSA. The Non-CPLV MLSA, executed and delivered by Non-CPLV Lease Tenant, Non-CPLV MLSA Manager, CEC, Caesars License Company (solely for purposes of Article VII and Sections 2.4, 16.2, 16.3.4, 18.5.5, 18.7.3, 18.7.4, 18.7.5, 19.3, 20.2 and 20.16 of the Non-CPLV MLSA), and Caesars Enterprise (solely for purposes of Section 20.16 and Article XXI of the Non-CPLV MLSA).

(g) Joliet Lease. The Joliet Lease, executed and delivered by Joliet Tenant.

(h) Joliet MLSA. The Joliet MLSA, executed and delivered by Joliet Tenant, Joliet MLSA Manager, CEC, Caesars License Company (solely for purposes of Article VII and Sections 2.4, 16.2, 16.3.4, 18.5.5, 18.7.3, 18.7.4, 18.7.5, 19.3, 20.2 and 20.16 of the Joliet MLSA), and Caesars Enterprise (solely for purposes of Section 20.16 and Article XXI of the Joliet MLSA).

(i) Lease and Easement Assignment and Assumption Agreement. The Lease and Easement Assignment and Assumption Agreement, executed and delivered by Seller.

(j) [Intentionally Omitted].

(k) Non-Foreign Status Affidavit. A non-foreign status affidavit in the form of Exhibit V attached hereto, in compliance with Treasury Regulations Section 1.1445-2(b)(2) (the “FIRPTA Affidavit”), executed and delivered by Seller.

(l) Evidence of Authority. Delivery by Seller of documentation to establish to Buyer’s and the Title Company’s reasonable satisfaction the due authorization of Seller’s and each of the other Seller Parties’ consummation of the Transaction, including Seller’s execution of this Agreement and Seller’s and each of the other Seller Parties’ execution of the Closing Documents required to be delivered by each such party.

(m) Title Affidavit and Related Documents. An owner’s affidavit in the form of Exhibit W attached hereto, and such other documents, certificates, indemnities and affidavits as may be otherwise agreed upon by Seller and Buyer in each of their reasonable discretions and/or reasonably and customarily required by the Title Company to consummate the Transaction, executed and delivered by Seller.

(n) Seller Costs. Seller shall cause costs required to be paid by Seller under the provisions of this Agreement to be debited against the proceeds to Seller on the Title Company’s settlement statement.

(o) Non-CPLV Memorandum of Lease. A memorandum of lease for the Non-CPLV Lease as it relates to the Property in the form of Exhibit X attached hereto (the “Non-CPLV Memorandum of Lease”), executed, acknowledged and delivered by Non-CPLV Lease Tenant.

(p) Lease Assignment and Assumption Agreement. The Lease Assignment and Assumption Agreement, executed and delivered by Seller (as one of the entities comprising Non-CPLV Lease Tenant).

(q) Updated List of Leases and Material Contracts. Updates of Schedule 7.2(i) and Schedule 7.2(j) attached hereto as of the Closing Date.

(r) First Amendment to SNDA. The First Amendment to SNDA, executed and delivered by CPLV Lease Tenant.

(s) Certificate of Representations and Warranties. A certificate, dated as of the Closing Date, in substantially the form attached hereto as Exhibit Y, executed and delivered by Seller, stating that Seller’s Warranties contained in Section 7.2 hereof (as the same may be modified pursuant to Section 7.3(e), if applicable) are true, correct and complete in all material respects as of the Closing Date, except to the extent that they expressly relate to an earlier date.

(t) First Amendment to CPLV Transition Services Agreement. The First Amendment to CPLV Transition Services Agreement, executed and delivered by CPLV Lease Tenant, Caesars Enterprise, Caesars License Company, and CPLV MLSA Manager.

(u) Termination of Non-CPLV Transition Services Agreement. The Termination of Non-CPLV Transition Services Agreement, executed and delivered by Original Non-CPLV Tenant, Caesars Enterprise, Caesars License Company, and Non-CPLV MLSA Manager.

(v) Termination of Joliet Transition Services Agreement. The Termination of Joliet Transition Services Agreement, executed and delivered by Joliet Tenant, Caesars Enterprise, Caesars License Company, and Joliet MLSA Manager.

(w) Amended and Restated Trademark License Agreement. The Amended and Restated Trademark License Agreement, executed and delivered by Caesars License Company and Desert Palace.

(x) Third Amended and Restated Omnibus Agreement. The Third Amended and Restated Omnibus Agreement, executed and delivered by Caesars Enterprise, CEOC, CRC, Caesars License Company and Caesars World.

(y) Second Amended and Restated ROFR. The Second Amended and Restated ROFR, executed and delivered by CEC.

(z) Termination of CPLV Intercreditor Agreement. The Termination of CPLV Intercreditor Agreement, executed and delivered by CPLV Lease Tenant.

(aa) Termination of Non-CPLV Intercreditor Agreement. The Termination of Non-CPLV Intercreditor Agreement, executed and delivered by Original Non-CPLV Tenant.

(bb) First Amendment to CPLV Security Agreement. The First Amendment to CPLV Security Agreement, executed and delivered by CPLV Lease Tenant.

(cc) Termination of Non-CPLV Security Agreement. The Termination of Non-CPLV Security Agreement, executed and delivered by Original Non-CPLV Tenant.

(dd) Termination of Joliet Security Agreement. The Termination of Joliet Security Agreement, executed and delivered by Joliet Tenant.

(ee) First Amendment to Indemnity Agreement (CPLV). The First Amendment to Indemnity Agreement (CPLV), executed and delivered by CEC.

(ff) First Amendment to Indemnity Agreement (Joliet). The First Amendment to Indemnity Agreement (Joliet), executed and delivered by CEC.

(gg) First Amendment to Indemnity Agreement (Non-CPLV). The First Amendment to Indemnity Agreement (Non-CPLV), executed and delivered by CEC.

(hh) First Amendment to HLV Lease. The First Amendment to HLV Lease, executed and delivered by HLV Tenant.

(ii) First Amendment to Trademark Security Agreement. The First Amendment to Trademark Security Agreement, executed and delivered by Caesars License Company and Desert Palace.

(jj) SNDAs. To the extent that the ATC Subtenant provides Seller with an executed ATC SNDA, the ATC SNDA, executed by the ATC Subtenant and Seller.

(kk) Non-CPLV Escalated Rent Payment. In the event the Closing hereunder occurs after November 1, 2018, a “catch-up” rent payment made by Non-CPLV Lease Tenant to Non-CPLV Lease Landlord as set forth in Section 3.1(b)(iv) of the Non-CPLV Lease attached hereto

(ll) Other Documents. Such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer in each of their reasonable discretions to consummate the Transaction.

SECTION 6.3. Buyer’s Closing Deliveries. At least one Business Day prior to the Closing Date, each Buyer Party shall execute and deliver, and have acknowledged, as applicable, the following documents to which it is a party, and on or before the Closing Date, Buyer shall make such payments as specified below:

(a) Purchase Price. The Purchase Price, plus any other amounts required to be paid by Buyer at Closing hereunder.

(b) Lease and Easement Assignment and Assumption Agreement. The Lease and Easement Assignment and Assumption Agreement, executed and delivered by Buyer.

(c) Lease Assignment and Assumption Agreement. The Lease Assignment and Assumption Agreement, executed and delivered by Buyer.

(d) CPLV Lease. The CPLV Lease, executed and delivered by CPLV Lease Landlord.

(e) CPLV MLSA. The CPLV MLSA, executed and delivered by CPLV Lease Landlord.

(f) Non-CPLV Lease. The Non-CPLV Lease, executed and delivered by Non-CPLV Lease Landlord.

(g) Non-CPLV MLSA. The Non-CPLV MLSA, executed and delivered by Non-CPLV Lease Landlord.

(h) Joliet Lease. The Joliet Lease, executed and delivered by Joliet Landlord.

(i) Joliet MLSA. The Joliet MLSA, executed and delivered by Joliet Landlord.

(j) Evidence of Authority. Delivery by Buyer, CPLV Lease Landlord, Non-CPLV Lease Landlord and Joliet Landlord of documentation to establish to Seller’s and the Title Company’s reasonable satisfaction the due authorization of Buyer’s and each of the other Buyer Parties’ consummation of the Transaction, including Buyer’s execution of this Agreement and Buyer’s and each of the other Buyer Parties’ execution of the Closing Documents required to be delivered by each such party.

(k) Non-CPLV Memorandum of Lease. The Non-CPLV Memorandum of Lease, executed, acknowledged and delivered by Non-CPLV Lease Landlord.

(l) UCC-3 Termination Statements for Personalty. All UCC-3 termination statements with respect to each UCC-1 financing statement filed in connection with the liens on the “Tenant’s Pledged Property” (as defined in each of the CPLV Lease, the Non-CPLV Lease and the Joliet Lease), delivered by CPLV Lease Landlord, Non-CPLV Lease Landlord and Joliet Landlord.

(m) Certificate of Representations and Warranties. A certificate, dated as of the Closing Date, in substantially the form attached hereto as Exhibit Z, executed and delivered by Buyer, stating that the representations and warranties of Buyer contained in Section 7.1 hereof are true, correct and complete in all material respects as of the Closing Date.

(n) First Amendment to CPLV Transition Services Agreement. The First Amendment to CPLV Transition Services Agreement, executed and delivered by CPLV Lease Landlord.

(o) Termination of Non-CPLV Transition Services Agreement. The Termination of Non-CPLV Transition Services Agreement, executed and delivered by Original Non-CPLV Landlord.

(p) Termination of Joliet Transition Services Agreement. The Termination of Joliet Transition Services Agreement, executed and delivered by Joliet Landlord.

(q) Second Amended and Restated ROFR. The Second Amended and Restated ROFR, executed and delivered by VICI.

(r) Termination of CPLV Intercreditor Agreement. The Termination of CPLV Intercreditor Agreement, executed and delivered by CPLV Lease Landlord.

(s) Termination of Non-CPLV Intercreditor Agreement. The Termination of Non-CPLV Intercreditor Agreement, executed and delivered by Original Non-CPLV Landlord.

(t) First Amendment to CPLV Security Agreement. The First Amendment to CPLV Security Agreement, executed and delivered by CPLV Lease Landlord.

(u) Termination of Non-CPLV Security Agreement. The Termination of Non-CPLV Security Agreement, executed and delivered by Original Non-CPLV Landlord.

(v) Termination of Joliet Security Agreement. The Termination of Joliet Security Agreement, executed and delivered by Joliet Landlord.

(w) First Amendment to HLV Lease. The First Amendment to HLV Lease, executed and delivered by HLV Landlord.

(x) First Amendment to Indemnity Agreement (CPLV). The First Amendment to Indemnity Agreement (CPLV), executed and delivered by CPLV Lease Landlord.

(y) First Amendment to Indemnity Agreement (Joliet). The First Amendment to Indemnity Agreement (Joliet), executed and delivered by Joliet Landlord.

(z) First Amendment to Indemnity Agreement (Non-CPLV). The First Amendment to Indemnity Agreement (Non-CPLV), executed and delivered by Non-CPLV Lease Landlord.

(aa) First Amendment to Trademark Security Agreement. The First Amendment to Trademark Security Agreement, executed and delivered by CPLV Lease Landlord.

(bb) First Amendment to SNDA. The First Amendment to SNDA, executed and delivered by CPLV Lease Landlord.

(cc) City of Chester Property Registration. A Property Registration, Office of Engineer, substantially in the form attached hereto as Exhibit AA, executed and delivered by Buyer.

(dd) Return of Reserves. The return of the “Initial Tax Reserve Deposit” and the “Initial Ground Rent Reserve Deposit” (as such terms are defined in the CPLV Loan) to Seller or its Affiliates, together with any interest and other earnings that have accrued on such deposits.

(ee) IP Filing. Intellectual property filings terminating the Landlord’s and Lender’s (each as defined in the Trademark Security Agreement) interest in the Pledged Collateral (as defined in the Trademark Security Agreement).

(ff) Third Amended and Restated Omnibus Agreement. A consent in writing by each Propco Property Owner (as defined in the Third Amended and Restated Omnibus Agreement) to the Third Amended and Restated Omnibus Agreement.

(gg) Amended and Restated Trademark License Agreement. A consent in writing by each Landlord (as defined in the Amended and Restated Trademark License Agreement) to the Amended and Restated Trademark License Agreement.

(hh) Other Documents. Such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer in each of their reasonable discretions to consummate the Transaction.

SECTION 6.4. Conditions to Buyer’s Obligations. Buyer’s obligation to close the Transaction is conditioned on the satisfaction or waiver of all of the following on or prior to the Closing Date:

(a) Representations True. All Seller’s Warranties (as may be modified pursuant to Section 7.3(e), if applicable) shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

(b) Title Condition. Title to the Real Property shall be as provided in Section 3.1 and, assuming Buyer pays the premium in respect thereof, the Title Company shall be irrevocably committed to issue the Owner’s Title Policy to Buyer.

(c) Seller’s Deliveries Complete. Each Seller Party shall have executed and delivered, and have acknowledged, as applicable, all of the documents to which it is a party and other items required pursuant to Section 6.2 and shall have performed all other material obligations to be performed by such Seller Party on or prior to the Closing Date.

(d) Other Land PSA. The closing of all of the transactions contemplated by the Other Land PSA shall be consummated prior to the Closing hereunder.

(e) [Intentionally Omitted].

(f) No Legal Impediment. There shall not be in effect any law, or any injunction or order of any governmental or judicial authority of competent jurisdiction prohibiting, restraining, enjoining or otherwise preventing the consummation of the Transaction.

(g) No Bankruptcy. A petition shall not have been filed by or against Seller under the Federal Bankruptcy Code or any similar Laws.

(h) CPLV Lender Consent. Buyer shall have obtained written consent under the CPLV Loan from the requisite holder(s) and lender(s), as applicable, comprising CPLV Lender, in each case, in form and substance reasonably satisfactory to each of Buyer and Seller, of (i) the execution and delivery of the CPLV Lease, (ii) the execution and delivery of the CPLV MLSA, (iii) the execution and delivery of an amendment to the CPLV Security Agreement and the release of the liens referenced therein, (iv) (A) the acquisition by CPLV Lease Landlord of the Membership Interests (as defined in the Other Land PSA) in New Property Owner (as defined in the Other Land PSA), and (B) thereafter, either (1) the merger of New Property Owner with and into CPLV Lease Landlord and the termination of the Octavius Lease (as defined in the Other Land PSA), or (2) the transfer of the Property (as defined in the Other Land PSA) from New Property Owner to CPLV Lease Landlord, the dissolution of New Property Owner and the termination of the Octavius Lease, (v) the delivery by CPLV Lender (or the applicable representative or agent therefor), in proper form for filing, and filing of all UCC-3 termination statements with respect to each UCC-1 financing statement filed in connection with the liens on the Tenant’s Pledged Property (as defined in the CPLV Lease), (vi) the execution and delivery of the Amended and Restated Trademark License Agreement and the Third Amended and Restated Omnibus Agreement, and (ix) the execution and delivery of the First Amendment to Indemnity Agreement (CPLV) (collectively, the “CPLV Lender Consent”).

(i) First Lien Lender Consent. Buyer shall have obtained written consent under the First Lien Non-CPLV Loan from the requisite holder(s) and lender(s), as applicable, comprising First Lien Non-CPLV Lender, in each case, in form and substance reasonably satisfactory to Buyer, to (i) the execution and delivery of the Non-CPLV Lease, (ii) the execution and delivery of the Non-CPLV MLSA, (iii) the execution and delivery of a termination of the Non-CPLV Security Agreement and the release of all liens granted thereunder, (iv) the delivery by First Lien Non-CPLV Lender (or the applicable representative or agent therefor), in proper form for filing, and filing of all UCC-3 termination statements with respect to each UCC-1 financing statement filed in connection with the liens on the Tenant’s Pledged Property (as defined in the Non-CPLV Lease) and (v) the execution and delivery of the First Amendment to Indemnity Agreement (Non-CPLV) (collectively, the “First Lien Lender Consent”).

(j) Second Lien Lender Consent. Buyer shall have obtained written consent under the Second Lien Non-CPLV Loan from the requisite holder(s) and lender(s), as applicable, comprising Second Lien Non-CPLV Lender, in each case, in form and substance reasonably satisfactory to Buyer, to (i) the execution and delivery of the Non-CPLV Lease, (ii) the execution and delivery of the Non-CPLV MLSA, (iii) the execution and delivery of a termination of the Non-CPLV Security Agreement and the release of all liens granted thereunder, (iv) the delivery by Second Lien Non-CPLV Lender (or the applicable representative or agent therefor), in proper form for filing, and filing of all UCC-3 termination statements with respect to each UCC-1 financing statement filed in connection with the liens on the Tenant’s Pledged Property (as defined in the Non-CPLV Lease) and (v) the execution and delivery of the First Amendment to Indemnity Agreement (Non-CPLV) (collectively, the “Second Lien Lender Consent”).

(k) Governmental Approvals. All Governmental Approvals from Gaming Authorities and all other material Governmental Approvals necessary to consummate the transactions contemplated herein shall have been satisfied or obtained by Buyer, Seller, each Seller Party and each Buyer Party, as applicable, in accordance with this Agreement and the final documentation to be entered into in connection therewith shall have been received by Buyer.

(l) [Intentionally Omitted].

(m) Termination of CPLV Intercreditor Agreement. Execution and delivery of the Termination of CPLV Intercreditor Agreement by Credit Suisse AG, Cayman Islands Branch, as Credit Agreement Collateral Agent, each Landlord Financing Lender (as defined therein) and each other party thereto that is not a Seller Party or Buyer Party.

(n) Termination of Non-CPLV Intercreditor Agreement. Execution and delivery of the Termination of Non-CPLV Intercreditor Agreement by Credit Suisse AG, Cayman Islands Branch, as Credit Agreement Collateral Agent, each Landlord Financing Lender (as defined therein) and each other party thereto that is not a Seller Party or Buyer Party.

(o) First Amendment to Indemnity Agreement (CPLV). Execution and delivery of the First Amendment to Indemnity Agreement (CPLV) by JPMorgan Chase Bank, National Association, Barclays Bank plc, Goldman Sachs Mortgage Company, Morgan Stanley Bank, N.A., and each other party thereto that is not a Seller Party or Buyer Party.

(p) First Amendment to SNDA. Execution and delivery of the First Amendment to SNDA by Lender (as defined in the CMBS SNDA), and each other party thereto that is not a Seller Party or Buyer Party.

(q) First Amendment to Trademark Security Agreement. Execution and delivery of the First Amendment to Trademark Security Agreement by JPMorgan Chase Bank, National Association, Barclays Bank plc, Goldman Sachs Mortgage Company, Morgan Stanley Bank, N.A., and each other party thereto that is not a Seller Party or Buyer Party.

(r) [Intentionally Omitted].

(s) [Intentionally Omitted].

(t) No Default Under CPLV Lease. There shall be no “Tenant Event of Default” (as such term is defined in the Original CPLV Lease).

(u) No Default Under CPLV MLSA. There shall be no “Event of Default” (as such term is defined in the Original CPLV MLSA).

(v) No Default Under Non-CPLV Lease. There shall be no “Tenant Event of Default” (as such term is defined in the Original Non-CPLV Lease).

(w) No Default Under Non-CPLV MLSA. There shall be no “Event of Default” (as such term is defined in the Original Non-CPLV MLSA).

(x) No Default Under Joliet Lease. There shall be no “Tenant Event of Default” (as such term is defined in the Original Joliet Lease).

(y) No Default Under Joliet MLSA. There shall be no “Event of Default” (as such term is defined in the Original Joliet MLSA).

(z) Certificate of Occupancy. Seller shall have obtained, and delivered to Buyer, a final certificate of occupancy for the Building (the “Certificate of Occupancy”).

(aa) Environmental Covenant. Execution and delivery of the Environmental Covenant described in Section 8.13 in recordable form, by the PA DEP.

SECTION 6.5. Conditions to Seller’s Obligations. Seller’s obligation to close the Transaction is conditioned on the satisfaction or waiver of all of the following on the Closing Date:

(a) Representations True. All Buyer’s Warranties shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of each such date.

(b) Buyer’s Deliveries Complete. Buyer shall have timely delivered the funds required hereunder and each Buyer Party shall have executed and delivered, and have acknowledged, as applicable, all of the documents and other items required pursuant to Section 6.3 to which it is a party and shall have performed all other material obligations to be performed by such Buyer Party on or prior to the Closing Date.

(c) Other Land PSA. The closing of all of the transactions contemplated by the Other Land PSA shall be consummated prior to the Closing hereunder.

(d) [Intentionally Omitted]

(e) No Legal Impediment. There shall not be in effect any law, or any injunction or order of any governmental or judicial authority of competent jurisdiction prohibiting, restraining, enjoining or otherwise preventing the consummation of the Transaction.

(f) Tenant’s Title Policy. Assuming that Seller pays the premium in respect thereof, the Title Company shall be irrevocably committed to issue the Tenant’s Title Policy to Non-CPLV Lease Tenant.

(g) CPLV Lender Consent. The CPLV Lender Consent shall have been obtained.

(h) First Lien Lender Consent. The First Lien Lender Consent shall have been obtained.

(i) Second Lien Lender Consent. The Second Lien Lender Consent shall have been obtained.

(j) Governmental Approvals. All Governmental Approvals from Gaming Authorities and all other material Governmental Approvals necessary to consummate the transactions contemplated herein shall have been satisfied or obtained by Buyer, Seller, each Seller Party and each Buyer Party, as applicable, in accordance with this Agreement and the final documentation to be entered into in connection therewith shall have been received by Seller.

(k) Termination of CPLV Intercreditor Agreement. Execution and delivery of the Termination of CPLV Intercreditor Agreement by Credit Suisse AG, Cayman Islands Branch, as Credit Agreement Collateral Agent, each Landlord Financing Lender (as defined therein) and each other party thereto that is not a Seller Party or Buyer Party.

(l) Termination of Non-CPLV Intercreditor Agreement. Execution and delivery of the Termination of Non-CPLV Intercreditor Agreement by Credit Suisse AG, Cayman Islands Branch, as Credit Agreement Collateral Agent, each Landlord Financing Lender (as defined therein) and each other party thereto that is not a Seller Party or Buyer Party.

(m) First Amendment to Indemnity Agreement (CPLV). Execution and delivery of the First Amendment to Indemnity Agreement (CPLV) by JPMorgan Chase Bank, National Association, Barclays Bank plc, Goldman Sachs Mortgage Company, Morgan Stanley Bank, N.A., and each other party thereto that is not a Seller Party or Buyer Party.

(n) First Amendment to Trademark Security Agreement. Execution and delivery of the First Amendment to Trademark Security Agreement by JPMorgan Chase Bank, National Association, Barclays Bank plc, Goldman Sachs Mortgage Company, Morgan Stanley Bank, N.A., and each other party thereto that is not a Seller Party or Buyer Party.

(o) First Amendment to SNDA. Execution and delivery of the First Amendment to SNDA by Lender (as defined in the CMBS SNDA), and each other party thereto that is not a Seller Party or Buyer Party.

(p) Intentionally Omitted.

(q) Intentionally Omitted.

(r) Filing of UCC-3 Termination Statements for Personalty (CPLV). Delivery by CPLV Lender, in proper form for filing, (and the filing) of all UCC-3 termination statements with respect to each UCC-1 financing statement filed in connection with the liens on the Tenant’s Pledged Property (as defined in the Original CPLV Lease).

(s) Filing of UCC-3 Termination Statements for Personalty (First Lien). Delivery by First Lien Non-CPLV Lender, in proper form for filing, (and the filing) of all UCC-3 termination statements with respect to each UCC-1 financing statement filed in connection with the liens on the Tenant’s Pledged Property (as defined in the Original Non-CPLV Lease).

(t) Filing of UCC-3 Termination Statements for Personalty (Second Lien). Delivery by Second Lien Non-CPLV Lender, in proper form for filing, (and the filing) of all UCC-3 termination statements with respect to each UCC-1 financing statement filed in connection with the liens on the Tenant’s Pledged Property (as defined in the Original Non-CPLV Lease).

(u) Return of Reserves. The “Initial Tax Reserve Deposit” and the “Initial Ground Rent Reserve Deposit” (as such terms are defined in the CPLV Loan) shall have been returned to Seller or its Affiliates, together with any interest and other earnings that have accrued on such deposits.

SECTION 6.6. Failure of Conditions Precedent. In the event any of the conditions set forth in this Article 6 are neither waived nor satisfied as of the Closing Date (subject to Seller’s and Buyer’s rights to extend the Closing Date pursuant to the terms of this Agreement) and the provisions of Article 9 hereof do not apply, Seller or Buyer (as applicable), so long as such party is not in default of its obligations to consummate the Closing as and when required under this Agreement, may terminate this Agreement by notice to the other party, and thereafter, neither party shall have any further rights or obligations hereunder except for obligations which expressly survive termination of this Agreement. If the Closing does not occur on or before June 30, 2019, this Agreement shall automatically terminate, other than those terms that, pursuant to the express terms hereof, survive termination hereof.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

SECTION 7.1. Buyer’s Representations. Buyer represents and warrants to Seller as of the Effective Date and as of the Closing Date, as follows:

(a) Buyer’s Authorization; Non-Contravention. Buyer and each of its Affiliates that is executing any Closing Document, as applicable, (i) is duly organized (or formed), validly existing and in good standing or validly subsisting under the Laws of its State of organization and, to the extent required by applicable Laws, the State in which the Property is located, and (ii) is authorized to execute this Agreement and consummate the Transaction and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Buyer and its Affiliates, as applicable, and such instruments, obligations and actions are valid and legally binding upon Buyer and its Affiliates, as applicable, enforceable in accordance with their respective terms. Except as set forth in Section 7.3(d), the execution and delivery of this Agreement and all Closing Documents to be executed by Buyer and its Affiliates, as applicable, and the performance of the obligations of Buyer and its Affiliates, as applicable, hereunder or thereunder will not (w) result in the violation of any Laws, or any provision of Buyer’s or its Affiliates’, as applicable, organizational documents, (x) conflict with any order of any court or governmental instrumentality binding upon Buyer, (y) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Buyer or its Affiliates, as applicable, is bound, except to the extent that such conflict, inconsistency or default, as the case may be, would not reasonably be expected to have a Material Adverse Effect, or (z) subject to Sections 7.3(d) and 8.7 hereof, require the approval, consent or action of, waiver or filing with, or notice to, any third party, including but not limited to, any governmental bodies, agencies or instrumentalities, except as have been obtained or will be obtained on or prior to the Closing Date.

(b) Buyer’s Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar Laws.

(c) OFAC; Patriot Act. Buyer hereby represents and warrants to Seller that neither Buyer, nor to its knowledge, any persons or entities holding any Controlling legal or beneficial interest whatsoever in it (expressly excluding any direct or indirect shareholders of VICI Properties Inc.), are, (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons” (collectively, “Prohibited Persons”). Buyer hereby represents and warrants to Seller that no funds tendered to Seller under the terms of this Agreement are or will be directly or indirectly derived from activities (expressly excluding any activities of any direct or indirect shareholders of VICI Properties Inc.) that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws. Buyer will not knowingly engage in any transactions or dealings, or knowingly be otherwise associated with, any Prohibited Persons in connection with the Property.

SECTION 7.2. Seller’s Representations. Seller represents and warrants to Buyer, as of the Effective Date and as of the Closing Date as set forth below, as follows:

(a) Seller’s Authorization; Non-Contravention. Seller and each of its Affiliates that is executing any Closing Document, as applicable, (i) is duly organized (or formed), validly existing and in good standing or validly subsisting under the Laws of its State of organization and, to the extent required by applicable Laws, the State in which the Property is located, and (ii) is authorized to execute this Agreement and consummate the Transaction, and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Seller and its Affiliates, as applicable, and such instruments, obligations and actions are valid and legally binding upon Seller and its Affiliates, as applicable, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and all Closing Documents to be executed by Seller and its Affiliates, as applicable, and the performance of the obligations of Seller and its Affiliates, as applicable, hereunder or thereunder will not (w) result in the violation of any Laws, or any provision of Seller’s or its Affiliates’, as applicable, organizational documents, (x) conflict with any order of any court or governmental instrumentality binding upon Seller, (y) subject to Section 7.3(d) hereof, conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Seller or its Affiliates, as applicable, is bound, except to the extent that such conflict, inconsistency or default, as the case may be, would not reasonably be expected to have a Material Adverse Effect, or (z) subject to Section 7.3(d) hereof, require the approval, consent or action of, waiver or filing with, or notice to, any third party, including but not limited to, any governmental bodies, agencies or instrumentalities, except as have been obtained or will be obtained on or prior to the Closing Date.

(b) [Intentionally omitted].

(c) Bankruptcy. No petition has been filed by Seller, nor has Seller received written notice of any petition filed against Seller under the Federal Bankruptcy Code or any similar Laws.

(d) OFAC; Patriot Act. Seller hereby represents and warrants to Buyer that neither Seller, nor to its knowledge, any persons or entities holding any Controlling legal or beneficial interest whatsoever in it (expressly excluding any direct or indirect shareholders of CEC), are Prohibited Persons. Seller hereby represents and warrants to Buyer that no funds tendered to Buyer under the terms of this Agreement are or will be directly or indirectly derived from activities (expressly excluding any activities of any direct or indirect shareholders of CEC) that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws. Seller will not knowingly engage in any transactions or dealings, or knowingly be otherwise associated with, any Prohibited Persons in connection with the Property.

(e) Environmental Laws. Except as disclosed in the Environmental Reports, Seller has complied and Seller and the Property are now complying with all Environmental Laws (as defined in the Non-CPLV Lease), except to the extent the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(f) Real Property. The Real Property comprises all of the real property used in the operation of the property commonly known as “Harrah’s Philadelphia”.

(g) Litigation. Except as set forth in Schedule 7.2(g) with respect to certain litigation against Seller, which litigation does not affect the Property, there is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding that is pending, or to Seller’s knowledge threatened in writing, against Seller or the Property (other than, in the case of Seller and the Property, claims for personal injury, property damage, worker’s compensation or employment practices liability for which Seller’s insurance carrier has not disclaimed liability and in which the amounts claimed do not exceed the applicable insurance policy limits).

(h) Compliance with Laws. Subject to the provisions of Section 7.2(e) with respect to Environmental Laws, the Property, and Seller’s operations at the Property, are in compliance with all applicable Laws, except to the extent the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(i) Leases. The Leases which demise space at the Property are listed on Schedule 7.2(i), which is true, accurate and complete in all material respects as of the date set forth thereon, and except as set forth thereon, such Leases have not been amended or modified, and to Seller’s Knowledge, there is no material default under any such Lease except as set forth in Section 7.3(d). There are no separate agreements between Seller and any party to any Lease with respect to the use or occupancy of the Property other than as specified on Schedule 7.2(i). Such Schedule shall be appropriately adjusted to reflect leasing matters in accordance with Section 7.3(e) hereof. Seller has furnished to Buyer true, correct and complete copies of all Leases, in all material respects, all of which are in full force and effect. The parties agree that any Leases added to Schedule 7.2(i) after the date hereof in accordance with Section 7.3(e) shall be automatically deemed to be added to Schedule 4 of the Non-CPLV Lease as a Specified Sublease (as defined in the Non-CPLV Lease).

(j) Contracts. Except as set forth on Schedule 7.2(j), (a) the Material Contracts have not been amended or modified, (b) no other contracts or agreements exist between Seller or Seller’s Affiliates that relate to the matters described in the Material Contracts, and (c) to Seller’s Knowledge, there is no (i) material default by Seller or any of Seller’s Affiliates under any Material Contract, and (ii) material default by any other party under any Material Contract that would have a Material Adverse Effect. Seller has furnished to Buyer true, correct and complete copies of all Material Contracts, all of which are in full force and effect. Seller (or Seller’s Affiliates, if applicable) is not in default under any of its (or its Affiliates, if applicable) payment obligations under any Material Contract.

(k) Union Agreement; Employees. As of the Closing Date, (a) neither Seller nor any Affiliate thereof has any employees, who will have any right to employment by, or to Seller’s knowledge, claim against, Buyer, (b) neither Seller nor any affiliate thereof is a party to or bound by any collective bargaining agreement or other agreement with any labor organization that gives rise to any claims against Buyer, and (c) there are no outstanding claims against Seller under any collective bargaining agreement or other agreement with a labor organization to which Seller is a party which relates to the Property.

(l) Taxes. Seller has timely filed with the appropriate taxing authorities all tax returns that it has been required to file with respect to the Property. All such tax returns are true, correct, and complete in all material respects. All taxes (including any interest or penalties thereon) owed by Seller with respect to the Property have been paid prior to delinquency.

(m) Financial Information. The financial information attached as Exhibit BB hereto (the “Financial Information”) (other than projections with respect to future periods included therein) (i) was derived from the books and records of Chester Downs and Marina, LLC and has been prepared, or derived from information prepared on a basis consistent with prior periods, and (ii) fairly presents in all material respects the results of operations of Chester Downs and Marina, LLC and the Property as of their respective dates and for the respective periods presented, subject to the absence of footnotes and normal year-end adjustments. The term “Financial Information” shall be deemed to include any quarterly or annual financial statements issued by Chester Downs and Marina, LLC in the ordinary course of business between the date of this Agreement and Closing, and upon Buyer’s request, Chester Downs and Marina, LLC agrees to provide copies of any such financial statements to Buyer. Since December 31, 2017, there has been no material adverse change in the condition of the Property or in the property, business, operations or financial condition of Chester Downs and Marina, LLC. The projections contained in the Financial Information were prepared by Chester Downs and Marina, LLC based on assumptions that are to its knowledge reasonable and customary.

(n) ERISA. Seller is not, and is not acting on behalf of (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Code, or (iii) an entity deemed to hold “plan asset” of any of the foregoing within the meaning of 29 C.F.R. Section 2510.3 101, as modified by Section 3(42) of ERISA. None of the transactions contemplated by this Agreement are in violation of any state statutes applicable to Seller regulating investments of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.

(o) Condemnation. No condemnation or eminent domain proceeding in which Seller has received written notice is pending with respect to the Property, and to Seller’s Knowledge, no such proceeding is threatened, or contemplated, in writing.

(p) [Intentionally Omitted].

(q) No Default Under CPLV Lease. To Seller’s Knowledge (and to the knowledge of CPLV Lease Tenant) there is no “Tenant Event of Default” (as such term is defined in the Original CPLV Lease).

(r) No Default Under CPLV MLSA. To Seller’s Knowledge (and to the knowledge of CPLV Lease Tenant, CPLV MLSA Manager, CEC, Caesars License Company, and Caesars Enterprise) there is no “Event of Default” (as such term is defined in the Original CPLV MLSA).

(s) No Default Under Non-CPLV Lease. To Seller’s Knowledge (and to the knowledge of Non-CPLV Lease Tenant) there is no “Tenant Event of Default” (as such term is defined in the Original Non-CPLV Lease).

(t) No Default Under Non-CPLV MLSA. To Seller’s Knowledge (and to the knowledge of Non-CPLV Lease Tenant, Non-CPLV MLSA Manager, CEC, Caesars License Company, and Caesars Enterprise) there is no “Event of Default” (as such term is defined in the Original Non-CPLV MLSA).

(u) No Default Under Joliet Lease. To Seller’s Knowledge (and to the knowledge of Joliet Tenant) there is no “Tenant Event of Default” (as such term is defined in the Original Joliet Lease).

(v) No Default Under Joliet MLSA. To Seller’s Knowledge (and to the knowledge of Joliet Tenant, Joliet MLSA Manager, CEC, Caesars License Company, and Caesars Enterprise) there is no “Event of Default” (as such term is defined in the Original Joliet MLSA).

(w) Zoning Classification. The current zoning classification of the Real Property is “W-1, Waterfront Development” and the present use of the Property is in compliance with zoning laws and ordinances.

SECTION 7.3. General Provisions.

(a) Survival of Seller’s Warranties and Buyer’s Warranties. Seller’s Warranties and Buyer’s Warranties shall survive Closing and not be merged therein for a period of two hundred seventy (270) days (such period, the “Survival Period”); provided that the Survival Period will be extended for so long as any claim of breach of any such representation or warranty, notice of which was provided to Seller or Buyer, as applicable, within the period of two hundred seventy (270) days referenced above, shall be outstanding.

(b) Seller’s aggregate liability to Buyer with respect to any and all such breaches of Seller’s representations or warranties set forth in this Agreement, shall not exceed Five Percent (5%) of the Purchase Price and Buyer hereby waives any damages, costs and expenses in respect of such breaches in excess of said amount.

(c) Survival. The provisions of this Section 7.3 shall survive Closing (and not be merged therein) or any earlier termination of this Agreement.

(d) Exceptions to Representations and Warranties. Notwithstanding anything to the contrary in this Agreement, (a)(i) Buyer has advised Seller that Buyer is required to obtain the Lender Consent; and (ii) Buyer shall use commercially reasonable efforts to obtain the Lender Consent, on or prior to the Closing Date, and (b)(i) Seller and Buyer agree and acknowledge that certain Governmental Approvals may be required to consummate the Transactions, (ii) Seller and Buyer shall cooperate with each other in accordance with the provisions of Section 8.6 hereof and (iii) so long as a party complies with its obligations under Section 8.6, the failure to obtain such Governmental Approvals shall not be a default by such party under this Agreement or a breach of such party’s respective representations or warranties.

(e) Update of Representations and Warranties. Prior to the Closing, Seller shall have the right to amend and otherwise modify the representations and warranties made by Seller by written notice thereof to Buyer to reflect any change in facts or circumstances first occurring after the Effective Date not resulting from a breach or default by Seller or its Affiliates under this Agreement. If such changes, individually or in the aggregate, result in a Material Adverse Effect, Buyer shall have the right to elect either (x) to continue with the Closing, without any reduction of the Purchase Price or any credit or allowance on account thereof or any other claim against Seller on account thereof, in which case Seller shall not be liable to Buyer (and Buyer shall have no rights or remedies) with respect to the matter, condition or circumstance which was the basis of the applicable modification to such modified representation or warranty, notwithstanding anything in this Agreement to the contrary, or (y) to terminate this Agreement (such termination right to be exercised, if at all, by written notice of such termination delivered by Buyer to Seller within ten (10) Business Days after Seller’s written notice to Buyer of such amendment or modification to the representations and warranties in accordance with the terms of this Section 7.3(e)), whereupon following any such termination, neither party shall have any further rights or obligations hereunder except for obligations which expressly survive termination of this Agreement.

ARTICLE 8

COVENANTS

SECTION 8.1. Contracts and Leases. Between the Effective Date and the Closing, Seller shall not enter into any new Contract or Lease or extend, renew, replace or otherwise modify or terminate or cancel any Contract or Lease, except to the extent that Non-CPLV Lease Tenant would be permitted to do the same under the terms of the Non-CPLV Lease as if the Non-CPLV Lease were in effect as of the applicable date. For purposes of clarification, notwithstanding anything to the contrary contained in this Agreement, in no event shall Seller be required to terminate at Closing any unrecorded Contracts that it enters into in accordance with this Section 8.1.

SECTION 8.2. Operation of Property. Between the Effective Date and the Closing, Seller (a) shall operate the Property in the Ordinary Course, and (b) shall not demolish or alter, improve or otherwise physically change the Buildings, in whole or in part, or construct any additional buildings, structures or other improvements on the Land, except (in the case of (a) or (b)) to the extent that Non-CPLV Lease Tenant would be permitted to do the same under the terms of the Original Non-CPLV Lease. Commencing on the Effective Date, Seller shall use commercially reasonable efforts to obtain the Certificate of Occupancy. Upon receipt of the Certificate of Occupancy, Seller shall (i) promptly deliver a copy thereof to Buyer, and (ii) cause the Certificate of Occupancy to remain in effect through Closing.

SECTION 8.3. Brokers. Seller and Buyer expressly represent that there has been no broker or any other party representing Seller or Buyer as broker with respect to the Transaction and with respect to this Agreement. Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Buyer as a result of any claims by any party claiming to have represented Seller as broker in connection with the Transaction. Buyer agrees to hold Seller harmless and indemnify Seller from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Seller as a result of any claims by any party claiming to have represented Buyer as broker in connection with the Transaction. The provisions of this Section 8.3 shall survive Closing (and not be merged therein) or the earlier termination of this Agreement.

SECTION 8.4. Transfer Taxes. Seller and Buyer will cooperate to timely file all necessary tax returns or other documents with respect to Transfer Taxes. The provisions of this Section 8.4 shall survive Closing (and not be merged therein).

SECTION 8.5. Publicity. Seller and Buyer agree that any press release or other public statement with respect to the Transaction or this Agreement shall be mutually approved by the other (which approval shall not be unreasonably withheld, conditioned or delayed), except to the extent required by applicable gaming, securities or other Laws or by obligations pursuant to any listing agreement or rules of any securities exchange or in connection with corporate transactions or financings that Seller or Buyer may undertake; provided, that the disclosing party shall use commercially reasonable efforts to provide prior notice to and consult with the non-disclosing party. The provisions of this Section 8.5 shall survive Closing (and not be merged therein) or the earlier termination of this Agreement.

SECTION 8.6. Governmental Approvals.

(a) Seller and Buyer shall cooperate with each other and use their respective commercially reasonable efforts to (i) as promptly as practicable, take, or cause to be taken, all appropriate action, and do or cause to be done all things necessary under applicable Laws, including Gaming Laws, or otherwise, to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders, including without limitation, Gaming Licenses, required to be obtained or made by Buyer or Seller or any of their respective Affiliates or any of their respective agents, officers, directors, employees, representatives or advisors (“Representatives”) in connection with the authorization, execution and delivery of this Agreement, the Closing Documents, and the consummation of the Transaction, and (iii) make all necessary filings, and thereafter make any other required submissions with respect to this Agreement, as required under any applicable Laws (collectively, the actions specified in subclauses (i), (ii) and (iii) are referred to herein as the “Governmental Approvals”), and to comply with the terms and conditions of all such Governmental Approvals, subject to the limitations elsewhere in this Section 8.6. Buyer, Seller, and their respective Representatives and Affiliates shall file (if not previously filed on or prior to the Effective Date) within sixty (60) days after the date hereof all initial applications, notices and documents requested in connection with obtaining the Gaming Licenses; provided that Buyer, Seller and each of their respective Representatives and Affiliates shall re-make any such filings required to be made at a later date in the event that any previously made filing lapses or such re-filing is otherwise required by any Governmental Authority. Notwithstanding anything to the contrary in this Agreement, Buyer shall not be entitled to exercise its rights of assignment or novation under Section 11.1 and Section 11.16 hereof if any such assignment or novation would cause a material delay in the issuance of any Governmental Approvals.

(b) With respect to all filings, Buyer and Seller shall, and shall cause their respective Affiliates (including, without limitation, Non-CPLV Lease Tenant and Non-CPLV Lease Landlord) to, act diligently and promptly to pursue the Governmental Approvals, including, without limitation, filing such additional applications and documents as may be required or reasonably advisable (while using commercially reasonable efforts to maintain the confidentiality of proprietary information), and shall reasonably cooperate with each other in connection with the making of all filings referenced in the preceding sentence, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Buyer and Seller shall use commercially reasonable efforts to schedule and attend any hearings or meetings with applicable Governmental Authorities to obtain the Governmental Approvals as promptly as possible. Buyer and Seller shall have the right to review in advance and, to the extent practicable, each will consult the other on, in each case, subject to applicable Laws relating to the exchange of information (including, without limitation, antitrust laws and any Pennsylvania Gaming Laws), all the information relating to Buyer or Seller, as the case may be, and any of their respective Affiliates which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authorities in connection with the Transaction.

(c) Without limiting Section 8.6 hereof, from the Effective Date until the earlier of the termination of this Agreement and Closing, each of Buyer and Seller shall:

(i) use its commercially reasonable efforts to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation Laws that may be asserted by any Governmental Authority with respect to the Closing so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than June 30, 2019), including resolving, contesting or resisting any litigation before any court or quasi-judicial administrative tribunal seeking to restrain or enjoin the Closing;

(ii) promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the Transactions which causes such party to reasonably believe that there is a reasonable likelihood that such consent or approval from such governmental authority will not be obtained or that the receipt of any such approval will be materially delayed; and

(iii) promptly notify the other party hereto in writing of any pending or, to the knowledge of Buyer or to Seller’s Knowledge, as appropriate, threatened action, suit, arbitration or other proceeding or investigation by any Governmental Authority or any other Person (i) challenging or seeking damages in connection with the Closing or any of other transaction governed by this Agreement, or (ii) seeking to restrain, delay or prohibit the consummation of the Closing.

(d) Any and all out-of-pocket costs and expenses incurred by either party in connection with such party’s pursuit of the Governmental Approvals that it is required to obtain to consummate and make effective the Transaction pursuant to this Section 8.6 shall be borne and paid by such party.

(e) Notwithstanding anything to the contrary set forth herein, (i) Buyer shall have no obligation to take any action or refrain from taking any action as required by this Section 8.6 to the extent that, in the reasonable judgment of Buyer, such action or inaction could cause VICI Properties Inc. to fail to qualify as a “real estate investment trust” under Section 856(a) of the Code, or any similar or successor provisions thereto, and (ii) Buyer shall have no obligation to take any action or refrain from taking any action as required by this Section 8.6 to the extent that, in the reasonable judgment of Buyer, such action or inaction would reasonably be expected to (1) require the divestiture of any of the Buyer’s other facilities, properties or other assets, or (2) impose, with respect to obtaining any Gaming License, any materially unusual and/or materially burdensome conditions, obligations or requirements on Buyer or require Buyer to undertake material new construction activity.

SECTION 8.7. Lender Consent.

(a) Buyer shall request the Lender Consent from the requisite holder(s) and lender(s), as applicable, comprising each of the CPLV Lender, the First Lien Non-CPLV Lender and the Second Lien Non-CPLV Lender, as applicable, and shall use commercially reasonable efforts to pursue each such Lender Consent. Buyer covenants and agrees that Buyer shall not, and shall not permit its Affiliates to, request or pursue any other consents, approvals, concessions or waivers in conjunction with the Lender Consent from any Lender (other than (i) the matters described in Sections 6.4(h), (i) and (j), respectively, and (ii) the Mezzanine Consent, it being agreed that obtaining of the Mezzanine Consent shall not be a condition to the Closing) without the prior written consent of Seller. Promptly upon Buyer’s request, from time to time, until Closing, Seller shall reasonably cooperate with Buyer’s efforts to obtain the Lender Consent, including, without limitation, executing and delivering any such additional documents or information as Buyer or Lender shall reasonably request in order to obtain and make effective the Lender Consent, so long as the execution and delivery of such documents shall not result in any additional material Liabilities or cost to Seller other than as set forth in the Fee Letter. It shall be a condition precedent to Buyer’s obligation to close hereunder that none of CPLV Lender, First Lien Non-CPLV Lender or Second Lien Non-CPLV Lender, as applicable, requires in connection with the applicable Lender Consent (i) any adverse changes in those provisions of the applicable loan documents pertaining to (A) interest rate, (B) amortization, (C) loan amount, (D) debt service coverage ratio (or impose a debt service coverage ratio where one is not contemplated by the Existing Loan) to the extent under the applicable loan documents, provided that an increase in the debt service coverage ratio imposed by the CPLV Lender in an amount that preserves the same percentage cushion to the base case cash flows of CPLV Lease Landlord after giving effect to the acquisition by CPLV Lease Landlord (directly or through a subsidiary) of the Other Land Property shall not be deemed a change to the debt service coverage ratio existing currently under such financing, or (E) the guaranteed or indemnified obligations, (ii) any additional material Liabilities or cost to Buyer other than as set forth in the Fee Letter, or (iii) any other material and adverse changes to the Existing Loan other than (x) solely in the case of the CPLV Loan, supplementing the “Collateral” (as defined in the CPLV Loan) with the addition of the Property (as defined in the Other Land PSA) (it being understood and agreed that Buyer shall cause the Other Land Buyer to offer to so supplement the “Collateral” (as defined in the CPLV Loan) in connection with Buyer’s efforts to obtain the CPLV Lender Consent), (y) solely in the case of the First Lien Non-CPLV Loan, supplementing the “Collateral” (as defined in the First Lien Non-CPLV Loan) with the addition of the Property (it being understood and agreed that Buyer shall offer to so supplement the “Collateral” (as defined in the First Lien Non-CPLV Loan) in connection with Buyer’s efforts to obtain the First Lien Lender Consent) and (z) solely in the case of the Second Lien Non-CPLV Loan, supplementing the “Collateral” (as defined in the Second Lien Non-CPLV Loan) with the addition of the Property (it being understood and agreed that Buyer shall offer to so supplement the “Collateral” (as defined in the Second Lien Non-CPLV Loan) in connection with Buyer’s efforts to obtain the Second Lien Lender Consent). Notwithstanding anything to the contrary set forth herein, each of Seller and Buyer acknowledges and agrees that it is an express condition precedent to the Closing hereunder that the Lender Consent (which shall not include the Mezzanine Consent) be obtained, and so long as Buyer complies with its obligations under this Section 8.7, neither the failure to obtain such Lender Consent nor, except as may otherwise be expressly set forth in this Section 8.7 or in the Fee Letter, the refusal by Buyer or Seller to agree to any concession or inducement that may be imposed on such party by a Lender as condition to the grant of the Lender Consent, shall constitute a breach or default of such party under this Agreement or a breach of a representation or warranty by Buyer under Section 7.1.

SECTION 8.8. Private Letter Ruling.

(a) Seller and Buyer agree and understand that each of the CPLV Lease, Non-CPLV Lease, the Joliet Lease and the HLV Lease will include a provision (the “EBITDAR to Rent Ratio Escalator Cutback”) by which the annual “Escalator” (as defined in each of the CPLV Lease, the Non-CPLV Lease, the Joliet Lease and the HLV Lease, as applicable) as it relates to the fixed component of “Rent” (as defined in each of the CPLV Lease, the Non-CPLV Lease, the Joliet Lease and the HLV Lease, as applicable) may be reduced to the extent not comporting with a rent coverage test based on the EBITDAR of the “Leased Property” (as defined in each of the CPLV Lease, the Joliet Lease and the HLV Lease) or “Leased Properties” (as defined in the Non-CPLV Lease), as applicable, relative to the “Rent” (as defined in each of the CPLV Lease, the Non-CPLV Lease, the Joliet Lease and the HLV Lease, as applicable) payable under the CPLV Lease, the Non-CPLV Lease, the Joliet Lease or the HLV Lease, as applicable.

(b) Promptly after the Effective Date, Buyer shall use commercially reasonable efforts to obtain a private letter ruling with respect to each of the CPLV Lease, Non-CPLV Lease, the Joliet Lease and the HLV Lease, issued by the Internal Revenue Service, providing that “Rent” (as defined in such lease agreement) constitutes “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provisions thereto (the “Favorable PLR”). Seller shall, at Buyer’s sole cost and expense, reasonably cooperate with Buyer’s efforts to obtain the Favorable PLR, including, without limitation, executing and delivering any such additional documents or information as Buyer or the Internal Revenue Service shall reasonably request in order to obtain and make effective the Favorable PLR, so long as the execution and delivery of such documents shall not result in any additional material Liability or cost to Seller. Buyer shall continue to use commercially reasonable efforts to obtain the Favorable PLR or a “will” level opinion of counsel that “Rent” (as defined in each of the CPLV Lease, Non-CPLV Lease, the Joliet Lease and the HLV Lease) constitutes “rents from real property” within the meaning of Section 856(d) of the Code (or any similar or successor provision thereto) (an “Opinion”) following the issuance by the Internal Revenue Service or the United Stated Department of Treasury of a Treasury Regulation, Revenue Ruling, Revenue Procedure or similar published guidance on which taxpayers may rely regarding the application of Section 856(d) of the Code (or any similar or successor provision thereto) to a provision similar to the EBITDAR to Rent Ratio Escalator Cutback (“Rent Ratio Guidance”).

(c) If Buyer or any of its Affiliates (i) obtains a private letter ruling indicating that the Internal Revenue Service views the EBITDAR to Rent Ratio Escalator Cutback adversely (an “Adverse PLR”), (ii) following the issuance of Rent Ratio Guidance fails to obtain the Favorable PLR and fails to obtain an Opinion, or (iii) in the absence of Rent Ratio Guidance, fails to obtain the Favorable PLR, in each case of clauses (i)-(iii) above, on or before the date that is one hundred eighty (180) days prior to (A) the first day of the eighth Lease Year of the CPLV Lease, with respect to clauses (i)-(iii) below, and (B) the first day of the sixth Lease Year of the HLV Lease, with respect to clause (iv) below, then:

(i) CPLV Lease Landlord and CPLV Lease Tenant shall further amend the CPLV Lease attached hereto as Exhibit C to substitute the “EBITDAR to Rent Ratio” (as defined in the CPLV Lease) with a different metric based on gross revenue (as opposed to EBITDAR (as defined in the CPLV Lease)) that, as closely as feasible, achieves the same economic impact and/or benefit for CPLV Lease Landlord and CPLV Lease Tenant as provided for in the CPLV Lease as of the date hereof;

(ii) Non-CPLV Lease Landlord and Non-CPLV Lease Tenant shall further amend the Non-CPLV Lease attached hereto as Exhibit O to substitute the “EBITDAR to Rent Ratio” (as defined in the Non-CPLV Lease) with a different metric based on gross revenue (as opposed to EBITDAR (as defined in the Non-CPLV Lease)) that, as closely as feasible, achieves the same economic impact and/or benefit for Non-CPLV Lease Landlord and Non-CPLV Lease Tenant as provided for in the Non-CPLV Lease as of the date hereof;

(iii) Joliet Landlord and Joliet Tenant shall further amend the Joliet Lease attached hereto as Exhibit L to substitute the “EBITDAR to Rent Ratio” (as defined in the Joliet Lease) with a different metric based on gross revenue (as opposed to EBITDAR (as defined in the Joliet Lease)) that, as closely as feasible, achieves the same economic impact and/or benefit for Joliet Landlord and Joliet Tenant as provided for in the Joliet Lease as of the date hereof; and

(iv) HLV Landlord and HLV Tenant shall further amend the First Amendment to HLV Lease to substitute the “EBITDAR to Rent Ratio” (as defined in the HLV Lease) with a different metric based on gross revenue (as opposed to EBITDAR (as defined in the HLV Lease)) that, as closely as feasible, achieves the same economic impact and/or benefit for HLV Landlord and HLV Tenant as provided for in the First Amendment to HLV Lease as of the date hereof.

(d) The provisions of this Section 8.8 shall survive the Closing or earlier termination of the Agreement.

SECTION 8.9. Confidentiality. Seller and Buyer agree that they continue to be bound by the Mutual Non-Disclosure Agreement, dated February 13, 2018, between CEC and VICI Properties Inc., a Maryland corporation (the “Confidentiality Agreement”). Notwithstanding the foregoing and for the avoidance of doubt, each of Seller and Buyer may disclose such information to the extent required by applicable Gaming, securities or other Laws or by obligations pursuant to any listing agreement or rules of any securities exchange and to financing sources and as otherwise contemplated by the Confidentiality Agreement, and Section 8.5 above. The provisions of this Section 8.9 shall survive Closing (and not be merged therein) or earlier termination of this Agreement.

SECTION 8.10. Octavius Lease. At Closing, the parties shall comply, and cause their Affiliates to comply, with Section 6.7 of the Other Land PSA.

SECTION 8.11. National Flood Insurance Protection Program. Seller shall use commercially reasonable efforts to obtain a policy of flood insurance under the National Flood Insurance Protection program for a replacement value of $500,000 for each Building and a replacement value of $500,000 for contents in such Buildings.

SECTION 8.12. SNDAs and Tenant Estoppels. Commencing on the Effective Date, Seller shall use commercially reasonable efforts to obtain (a) the ATC SNDA; and (b) a Tenant Estoppel from each Tenant. Upon receipt of the ATC SNDA or any Tenant Estoppel, as applicable, Seller shall promptly deliver a copy thereof to Buyer. Seller agrees that from and after the Closing, to the extent such ATC SNDA or Tenant Estoppel, as applicable, has not been obtained by the Closing, Seller shall continue to use commercially reasonable efforts for up to thirty (30) days after Closing to obtain such ATC SNDA or Tenant Estoppel, and shall promptly deliver the same to Buyer upon receipt. The provisions of this Section 8.12 shall survive Closing and not be merged therein.

SECTION 8.13. Environmental Covenant. The Real Property was the subject of remediation activities conducted by Seller under the supervision of the Pennsylvania Department of Environmental Protection (“PA DEP”) and in accordance with the Pennsylvania Land Recycling and Environmental Remediation Standards Act. In connection with such remediation activities, and in accordance with the terms of that certain Consent Order and Agreement dated January 7, 2005 between Seller and PA DEP (the “Consent Order”), Seller was required to impose certain institutional controls on the Real Estate. Seller shall use commercially reasonable efforts to satisfy the institutional controls by the execution and filing of record of an environmental covenant approved and executed by Seller and PA DEP (the “Environmental Covenant”) pursuant to the Pennsylvania Uniform Environmental Covenants Act at or before Closing (and in any case prior to the recording of the Deed), which Environmental Covenant will contain activity and use limitations that may (i) require the maintenance of a cap in certain areas of the Real Estate as identified in paragraph O of the Consent Order and Exhibit A thereto, and (ii) impose such other limitations as would not materially restrict the current use of the Property as a casino with related parking, retail facilities, horse racing facilities and other material current uses and would not have a material impact on the value or operations of the Property or on Buyer. Seller agrees to keep Buyer reasonably apprised of all developments with respect to the Environmental Covenant. Between the Effective Date and the Closing, Seller shall comply with the Consent Order, including, but not limited to, in implementing the Consent Order, the Pennsylvania Uniform Environmental Covenants Act.

ARTICLE 9

DEFAULTS

SECTION 9.1. Seller’s Remedies for Buyer Defaults. Prior to entering into this transaction, Buyer and Seller have discussed the fact that substantial damages will be suffered by Seller if Buyer shall default in its obligation to purchase the Property under this Agreement when required hereunder; accordingly, the parties agree that a reasonable estimate of Seller’s damages in such event is the amount of Fifteen Million and No/100 Dollars ($15,000,000.00) (the “Seller Liquidated Damages Amount”). If Buyer defaults in its obligation to consummate the Closing as and when required under this Agreement, then Seller shall have the right to elect, as its sole and exclusive remedy, to (x) terminate this Agreement by written notice to Buyer, whereupon Buyer shall pay the Seller Liquidated Damages Amount to Seller, and thereafter, the parties shall have no further rights or obligations hereunder except for other obligations which expressly survive the termination of this Agreement, (y) seek specific performance of this Agreement against Buyer and, as applicable, the Buyer Parties or (z) waive the default or breach and proceed to close the Transaction. On the Effective Date, Buyer Guarantor shall execute and deliver the PSA Buyer Guaranty with respect to Buyer’s obligations under this Section 9.1.

SECTION 9.2. Buyer’s Remedies for Seller Defaults. Prior to entering into this transaction, Buyer and Seller have discussed the fact that substantial damages will be suffered by Buyer if Seller shall default in its obligation to sell the Property under this Agreement when required hereunder; accordingly, the parties agree that a reasonable estimate of Buyer’s damages in such event is the amount of Fifteen Million and No/100 Dollars ($15,000,000.00) (the “Buyer Liquidated Damages Amount”). If Seller defaults in its obligation to consummate the Closing as and when required under this Agreement, then Buyer shall have the right to elect, as its sole and exclusive remedy, to (x) terminate this Agreement by written notice to Seller, whereupon Seller shall pay the Buyer Liquidated Damages Amount to Buyer, and thereafter, the parties shall have no further rights or obligations hereunder except for other obligations which expressly survive the termination of this Agreement, (y) seek specific performance of this Agreement against Seller and, as applicable, the Seller Parties or (z) waive the default or breach and proceed to close the Transaction. On the Effective Date, Seller Guarantor shall execute and deliver the PSA Seller Guaranty with respect to Seller’s obligations under this Section 9.2.

ARTICLE 10

CASUALTY/CONDEMNATION

SECTION 10.1. Right to Terminate. If, after the Effective Date, (a) any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending taking), or (b) any portion of the Property is damaged or destroyed, Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof. If the Property is the subject of a Major Casualty/Condemnation that occurs after the Effective Date, Buyer shall have the right to terminate this Agreement by giving written notice to Seller no later than the date (the “Casualty Notice Date”) that is the earlier of (a) June 30, 2019 or (b) five (5) Business Days after Seller notifies Buyer of such Major Casualty/Condemnation; provided that the Closing Date shall be extended (but not beyond June 30, 2019), if necessary, to provide sufficient time for Buyer and Seller to close. The failure by Buyer to terminate this Agreement by the Casualty Notice Date shall be deemed an election not to terminate this Agreement. If this Agreement is terminated pursuant to this Section 10.1, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement. For the purposes of this Agreement, “Major Casualty/Condemnation” shall mean (i) any casualty, condemnation proceedings, or eminent domain proceedings if the portion of the Property that is the subject of such casualty or such condemnation or eminent domain proceedings has a value in excess of Eighteen Million One Hundred Twelve Thousand Five Hundred and No/Dollars ($18,112,500.00), as reasonably determined by a third party contractor or architect selected by Seller and reasonably acceptable to Buyer, or (ii) any uninsured casualty which Seller does not agree (as set forth as a written modification of the Non-CPLV Lease reasonably acceptable to Seller and Buyer executed and delivered on the Closing Date and guaranteed pursuant to the Non-CPLV MLSA), in its sole and absolute discretion, to repair or restore in a manner acceptable to Buyer.

SECTION 10.2. Allocation of Proceeds and Awards. If, after the Effective Date, any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending taking), or any portion of the Property is damaged or destroyed and this Agreement is not terminated as permitted pursuant to the terms of Section 10.1, then this Agreement shall remain in full force and effect, and the parties hereto shall consummate the Closing upon the terms set forth herein. Any awards or proceeds received from the condemning authority or Seller’s insurance company, as the case may be (the “Casualty/Condemnation Proceeds”) shall be paid in accordance with the terms of the Non-CPLV Lease as if the Non-CPLV Lease were in effect as of the date that such Casualty/Condemnation Proceeds are made available, and any claims in respect to any such awards or proceeds and the related insurance policies shall be assigned to Non-CPLV Lease Tenant in accordance with the terms of the Non-CPLV Lease as if the Non-CPLV Lease were in effect as of the date that such Casualty/Condemnation Proceeds are made available, and in all events the Purchase Price shall not be adjusted as a result of any such casualty or condemnation; provided, that nothing in this paragraph is intended to vitiate Buyer’s right to terminate this Agreement in accordance with the terms of Section 10.1 in connection with a Major Casualty/Condemnation. Notwithstanding anything to the contrary contained herein, in the event a Major Casualty/Condemnation shall have occurred prior to the Closing and the parties elect to close in accordance with the terms of this Agreement, then the parties will have their respective rights and obligations with respect to such Major Casualty/Condemnation (and any Casualty/Condemnation Proceeds) that they would have under the terms of the Non-CPLV Lease as if the Non-CPLV Lease were in effect as of the date that such Major Casualty/Condemnation occurred.

SECTION 10.3. Insurance. Subject to Section 8.11, Seller shall maintain the property insurance coverage currently in effect for the Property, or comparable coverage, through the Closing Date.

SECTION 10.4. Waiver. The provisions of this Article 10 supersede the provisions of any applicable Laws with respect to the subject matter of this Article 10.

ARTICLE 11

MISCELLANEOUS

SECTION 11.1. Buyer’s Assignment. Other than in connection with an assignment pursuant to Section 11.16 hereof, Buyer shall not assign this Agreement or its rights hereunder (other than to an entity that is directly or indirectly wholly-owned and controlled by VICI) without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion. Notwithstanding the foregoing, Buyer may designate an entity that is directly or indirectly wholly-owned and controlled by VICI to be the named transferee on all Closing Documents. In addition to, and without in any way limiting the foregoing, the Buyer named in the Preamble to this Agreement (the “Named Buyer”) shall have the right to identify another entity that is an Affiliate of Buyer for purposes of taking title to the Property (the “Title Entity”), whereupon, at the request of Named Buyer, Named Buyer, Seller, each Seller Party and each Buyer Party shall enter into a separate novation agreement with the Title Entity in the form attached hereto as Exhibit CC pursuant to which the Title Entity shall adopt and agree to be bound by all of the Named Buyer’s duties, obligations and liabilities under this Agreement (as so substituted with the identical agreement and with only such changes or conforming provisions as may be necessary to reflect the identity of the parties). The same shall result in a “repudiation” and “novation” of the duties, obligations and liabilities of the Named Buyer hereunder. Simultaneously with entering into such novation agreement, (a) Buyer shall cause (concurrently with and as part of such novation agreement) Buyer Guarantor to execute such confirmation or new guaranty as Seller shall reasonably require to confirm that Buyer Guarantor’s obligations under the PSA Buyer Guaranty shall continue to apply with regard to such Title Entity’s obligations under the new agreement following such novation to the same extent the PSA Buyer Guaranty applies to the performance by Buyer of Buyer’s obligations under this Agreement, and (b) Seller shall cause Seller Guarantor to execute such confirmation or new guaranty as Buyer shall reasonably require to confirm that Seller Guarantor’s obligations under the PSA Seller Guaranty shall continue to apply with regard to Seller’s obligations under such new agreement following such novation to the same extent the PSA Seller Guaranty applies to the performance by Seller of Seller’s obligations under this Agreement. Notwithstanding anything in this Agreement to the contrary, including Section 5.2, (i) any Transfer Tax imposed as a result of any novation, in each case in accordance with this Section 11.1, (A) shall be the joint and several obligation of Buyer and Title Entity, and shall be paid in full by Buyer and/or Title Entity, and (B) the payment of the same shall be deemed to be an item required to be paid by Buyer pursuant to Section 6.3, and (ii) Buyer and Title Entity shall indemnify Seller against the imposition of any such Transfer Taxes. The obligations of Buyer and Title Entity pursuant to Section 11(i) and (ii) shall survive Closing or the termination of this Agreement.

SECTION 11.2. Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing and any document executed in connection herewith, none of the terms of this Agreement shall survive the Closing.

SECTION 11.3. Integration; Waiver. This Agreement and the Fee Letter embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

SECTION 11.4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without regard to the principles of conflicts of laws; provided, however, that such designation shall not relieve any Party of its obligation to comply with the requirements of the laws of any other State as may be necessary (i) to effect the transactions in the manner contemplated by this Agreement, and (ii) to pursue any claim or action seeking the enforcement of any lien, judgment or encumbrance against the Property, which shall be governed by the laws of the Commonwealth of Pennsylvania.

SECTION 11.5. Captions Not Binding; Exhibits. The captions in this Agreement are inserted for reference only and in no way limit the scope or intent of this Agreement or of any of the provisions hereof. All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

SECTION 11.6. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 11.7. Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

SECTION 11.8. Notices. Any notices or other communications under this Agreement shall be in writing and shall be given by (a) personal delivery, (b) e-mail transmission (with a copy delivered by one of the other methods provided in this Section 11.8) or (c) a reputable overnight courier service, fees prepaid, addressed as follows:

IF TO BUYER:

Philadelphia Propco LLC

c/o VICI Properties Inc.

430 Park Avenue, 8th Floor

New York, New York 10022

Attention: General Counsel

E-mail: corplaw@viciproperties.com

COPY TO:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attention: Tzvi Rokeach

Telephone #: 212-715-9409

E-mail: trokeach@kramerlevin.com

IF TO SELLER:

Chester Downs and Marina, LLC

dba Harrah’s Philadelphia Casino & Racetrack

777 Harrah’s Boulevard

Chester, Pennsylvania 19013

Attention: General Manager

Telephone #: 484-490-1701

COPY TO:

Chester Downs and Marina, LLC

dba Harrah’s Philadelphia Casino & Racetrack

One Caesars Palace Drive

Las Vegas, Nevada 89109

Attention: Law Department

Telephone #: 702-407-6300

Any party may designate another addressee for notices hereunder by a notice given pursuant to this Section 11.8. A notice sent in compliance with the provisions of this Section 11.8 shall be deemed given on the date of receipt, with failure to accept delivery to constitute receipt for such purpose. The parties agree that the attorney for such party specified above shall have the authority to deliver notices on such party’s behalf to the other party.

SECTION 11.9. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted by electronic means shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement.

SECTION 11.10. No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded. For the avoidance of doubt, Buyer may file a notice of pendency or similar instrument against the Property in connection with an action for specific performance hereunder.

SECTION 11.11. Additional Agreements; Further Assurances. Each of the parties hereto shall reasonably cooperate with one another and execute and deliver such documents as the other party or the Title Company shall reasonably request in order to consummate and make effective the Transaction, so long as the execution and delivery of such documents shall not result in any additional Liabilities or cost to the executing party. The provisions of this Section 11.11 shall survive Closing and not be merged therein.

SECTION 11.12. Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, any modification hereof or any of the Closing Documents.

SECTION 11.13. Prevailing Party. If any action or proceeding is brought to interpret or enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the other party, in addition to all other damages, all costs and expenses of such action or proceeding, including but not limited to reasonable, actual attorneys’ fees, witness fees’ and court costs as determined by a court of competent jurisdiction in a final, non-appealable decision. The phrase “prevailing party” as used in this Section shall include a party who receives substantially the relief desired whether by dismissal, summary judgment or otherwise. This paragraph shall survive the Closing or termination of this Agreement.

SECTION 11.14. JURISDICTION. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER (“PROCEEDINGS”) EACH PARTY IRREVOCABLY (a) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COUNTY OF CLARK, STATE OF NEVADA AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEVADA SITTING IN LAS VEGAS, NEVADA; PROVIDED THAT WITH RESPECT TO ANY IN REM SUIT, ACTION OR PROCEEDING RELATING TO THE PROPERTY (INCLUDING, WITHOUT LIMITATION, TITLE TO THE PROPERTY, THE PERMITTED EXCEPTIONS OR ANY LIEN, JUDGMENT OR ENCUMBRANCE AGAINST THE PROPERTY), EACH PARTY IRREVOCABLY SUBMITS TO THE COURT OF COMMON PLEAS OF DELAWARE COUNTY, PENNSYLVANIA OR THE FEDERAL COURTS LOCATED IN THE EASTERN DISTRICT OF PENNSYLVANIA, AND (b) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. THE PROVISIONS OF THIS SECTION 11.14 SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

SECTION 11.15. WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, OR THE PERFORMANCE THEREOF, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER. THE PROVISIONS OF THIS SECTION 11.15 SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

SECTION 11.16. Tax Free Exchange. Seller and Buyer each hereby reserve the right to include this transaction as part of one (1) or more tax deferred exchange transactions pursuant to Code Section 1031 and comparable provisions of applicable state law, at no out-of-pocket cost, expense, risk or liability to the other party hereto. Seller and Buyer agree to cooperate with the other party hereto, and to execute any and all documents (including without limitation Code Section 1031 exchange documents) reasonably necessary in connection therewith; provided, however, that the closing of the transaction for the conveyance of the Property shall not be contingent upon, and shall not be subject to, the completion of such exchange, nor shall such affect the Closing Date hereunder. Buyer and Seller shall be obligated to close title to the Property on or before the Closing Date whether or not Buyer or Seller, as applicable, shall have consummated an intended Code Section 1031 tax deferred exchange transaction.

SECTION 11.17. CPLV Lease, CPLV MLSA, Non-CPLV Lease, Non-CPLV MLSA, Joliet Lease and Joliet MLSA. If the Closing shall occur, notwithstanding any provision to the contrary contained in this Agreement or any of the Closing Documents, nothing contained herein or therein shall limit the obligations of (i) CPLV Lease Tenant under the CPLV Lease, (ii) CPLV Lease Tenant, CPLV MLSA Manager, CEC, Caesars License Company or Caesars Enterprise under the CPLV MLSA, (iii) Non-CPLV Lease Tenant under the Non-CPLV Lease, (iv) Non-CPLV Lease Tenant, Non-CPLV MLSA Manager, CEC, Caesars License Company or Caesars Enterprise under the Non-CPLV MLSA, (v) Joliet Tenant under the Joliet Lease, (vi) Joliet Tenant, Joliet MLSA Manager, CEC, Caesars License Company or Caesars Enterprise under the Joliet MLSA or (vii) HLV Tenant under the HLV Lease, as amended hereunder, as applicable. If the Closing shall not occur, notwithstanding any provisions to the contrary contained in this Agreement, nothing contained herein shall limit the obligations of (i) CPLV Lease Tenant under the Original CPLV Lease and any documents related thereto, (ii) CPLV Lease Tenant, CPLV MLSA Manager, CEC, Caesars License Company or Caesars Enterprise under the Original CPLV MLSA and any documents related thereto, (iii) Original Non-CPLV Tenant under the Original Non-CPLV Lease and any documents related thereto, (iv) Original Non-CPLV Tenant, Non-CPLV MLSA Manager, CEC, Caesars License Company or Caesars Enterprise under the Original Non-CPLV MLSA and any documents related thereto, (v) Joliet Tenant under the Original Joliet Lease, (vi) Joliet Tenant, Joliet MLSA Manager, CEC, Caesars License Company or Caesars Enterprise under the Original Joliet MLSA or (vii) HLV Tenant under the HLV Lease. For the avoidance of doubt, nothing in this Section 11.17 is intended to vitiate any of the surviving obligations of the parties in this Agreement. The provisions of this Section 11.17 shall survive the Closing.

SECTION 11.18. Termination of Other Land PSA. If, at any time on or prior to the Closing Date, the Other Land PSA is terminated, this Agreement shall automatically terminate; provided that such termination shall not relieve either party hereto for liability hereunder that pursuant to the express terms hereof survives termination hereof. If the Closing (as defined in the Other Land PSA) under the Other Land PSA does not occur due to a default by either party thereto in its obligation to consummate such Closing (as defined in the Other Land PSA) as and when required under the Other Land PSA and the non-defaulting party thereunder elects to terminate the Other Land PSA and to seek payment of the Seller Liquidated Damages Amount

(as defined in the Other Land PSA) or the Buyer Liquidated Damages Amount (as defined in the Other Land PSA), as applicable, then such default shall also be deemed to constitute a default under Sections 9.1 or 9.2, as applicable, under this Agreement by (i) Buyer, if such default under the Other Land PSA is a default of buyer thereunder, or (ii) Seller, if such default under the Other Land PSA is a default by seller thereunder, and, in each case, the non-defaulting party hereunder shall terminate this Agreement and seek the payment of the Seller Liquidated Damages Amount or the Buyer Liquidated Damages Amount, as applicable. The rights referred to in the immediately preceding sentence shall survive the termination of this Agreement.

SECTION 11.19. Limitation of Liability. Except as otherwise expressly set forth in this Agreement, in no event shall either party be entitled to recover from the other any actual, consequential, punitive, or special damages in connection with this Agreement. The foregoing shall not prejudice the right of the parties to obtain actual damages to the extent provided in Sections 7.3, 8.3 and 11.20 (and subject to the limitations set forth in each such section) in connection with the representations, warranties or indemnities that expressly survive the termination of this Agreement or the Closing.

SECTION 11.20. Bulk Sales. The parties acknowledge that the laws of the Commonwealth of Pennsylvania requires that certain governmental agencies or authorities be notified ten (10) days in advance of Closing of the proposed transfer of the Property by Seller to Buyer, and in certain cases that Seller obtain and deliver to Buyer a clearance certificate (a “Clearance Certificate”) evidencing the payment by Seller of certain taxes, assessments and contributions to the Commonwealth of Pennsylvania. The parties further acknowledge that, as a result of procedures for the administration of applications for clearance certificates, and anticipated delays, Seller will not be able to obtain and deliver the Clearance Certificate as of the Closing, or for some period of time thereafter. Seller shall be responsible for providing all notices to governmental agencies required under the Bulk Sales Statutes (as hereinafter defined) and for providing at Closing evidence acceptable to Buyer that such notices have been delivered. Seller agrees to act with diligence to apply for, obtain and deliver to Buyer a Clearance Certificate at or as soon after the Closing as is reasonably possible. Seller represents to Buyer that all taxes accruing and due on or before the date hereof by Seller to the Commonwealth of Pennsylvania have been paid and satisfied, and any taxes due from Seller to the Commonwealth of Pennsylvania in connection with the transactions contemplated by this Agreement (other than Transfer Taxes, as and to the extent applicable, allocated between Seller and Buyer and to be paid as set forth in this Agreement) for the payment of such taxes will be timely paid. Seller and Seller Guarantor each agrees to indemnify, defend and hold harmless Buyer from and against any and all liability, and related expenses (including reasonable attorney’s fees and costs), arising under 43 P.S. § 788.3, 69 P.S. § 529 and 72 P.S. § 1403, 72 P.S. § 7240 and/or 72 P.S. § 7321.1, or under any comparable statutes of the Commonwealth of Pennsylvania (collectively, the “Bulk Sales Statutes”) for the failure of Seller to pay any taxes or other sums payable by Seller to the Commonwealth of Pennsylvania or any agency thereof, by reason of Seller’s failure to file any tax returns and/or reports required to be filed by Seller with the Commonwealth of Pennsylvania, or by reason of Seller’s failure to obtain and deliver to Buyer the Clearance Certificate required to be obtained under the Bulk Sales Statutes, which indemnity shall not expire unless or until Seller delivers such required Clearance Certificate to Buyer showing no taxes due. The provisions of this Section 11.20 shall survive Closing.

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IN WITNESS WHEREOF, each party hereto, intending to be legally bound, has caused this Agreement to be duly executed to be effective as of the day and year first above written.

SELLER:

CHESTER DOWNS AND MARINA, LLC

By:	HARRAH’S CHESTER DOWNS INVESTMENT COMPANY, LLC, as sole member

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

CHESTER FACILITY HOLDING COMPANY, LLC

By:	HARRAH’S CHESTER DOWNS INVESTMENT COMPANY, LLC, as sole member

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

[Signature Page to Chester Purchase and Sale Agreement]

BUYER:

PHILADELPHIA PROPCO LLC,
a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

[Signatures continue on following page]

[Signature Page to Chester Purchase and Sale Agreement]

Solely for purposes of Sections 8.6(b), 6.2 (solely with respect to Seller Parties), 6.3 (solely with respect to Buyer Parties) and 11.1:

DESERT PALACE LLC, a Nevada limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

CEOC, LLC, a Delaware limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

[Signature Page to Chester Purchase and Sale Agreement]

HBR REALTY COMPANY LLC

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

HARVEYS IOWA MANAGEMENT COMPANY LLC, a Nevada limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

SOUTHERN ILLINOIS RIVERBOAT/CASINO CRUISES LLC, an Illinois limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

CAESARS RIVERBOAT CASINO, LLC, an Indiana limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

ROMAN HOLDING COMPANY OF INDIANA LLC, an Indiana limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

HORSESHOE HAMMOND, LLC, an Indiana limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

[Signature Page to Chester Purchase and Sale Agreement]

HORSESHOE ENTERTAINMENT, a Louisiana limited partnership

By:	New Gaming Capital Partnership, a Nevada Limited Partnership, a Nevada limited partnership, its general partner

	By:	Horseshoe GP, LLC, a Nevada limited liability company, its general partner

	By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

HARRAH’S BOSSIER CITY INVESTMENT COMPANY, L.L.C., a Louisiana limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

HARRAH’S NORTH KANSAS CITY LLC, a Missouri limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

GRAND CASINOS OF BILOXI, LLC, a Minnesota limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

ROBINSON PROPERTY GROUP LLC, a Mississippi limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

[Signature Page to Chester Purchase and Sale Agreement]

TUNICA ROADHOUSE LLC, a Delaware limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

BOARDWALK REGENCY LLC, a New Jersey limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

CAESARS NEW JERSEY LLC, a New Jersey limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

BALLY’S PARK PLACE LLC, a New Jersey limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

HARVEYS TAHOE MANAGEMENT COMPANY LLC, a Nevada limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

PLAYERS BLUEGRASS DOWNS LLC, a Kentucky limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

[Signature Page to Chester Purchase and Sale Agreement]

CASINO COMPUTER PROGRAMMING, INC., an Indiana corporation

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

HARVEYS BR MANAGEMENT COMPANY, INC., a Nevada corporation

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

HOLE IN THE WALL, LLC, a Nevada limited liability company

	By:	CEOC, LLC, its sole member

	By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

DES PLAINES DEVELOPMENT LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	Harrah’s Illinois LLC, a Nevada limited liability company, its general partner

		By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

[Signature Page to Chester Purchase and Sale Agreement]

CPLV MANAGER, LLC, a Delaware limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer

NON-CPLV MANAGER, LLC, a Delaware limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer

JOLIET MANAGER, LLC, a Delaware limited liability company

	By:	Caesars Entertainment Corporation, its sole member

		By:	/s/ Eric Hession
Name: Eric Hession
Title: Treasurer

CAESARS ENTERTAINMENT CORPORATION, a Delaware corporation

By:	/s/ Eric Hession
Name: Eric Hession
Title: Treasurer

CAESARS LICENSE COMPANY, LLC, a Nevada limited liability company

By: Caesars Enterprise Services, LLC, as sole member

	By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer

[Signature Page to Chester Purchase and Sale Agreement]

CAESARS ENTERPRISE SERVICES, LLC, a Delaware limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer

CAESARS RESORT COLLECTION, LLC, a Delaware limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

CAESARS WORLD LLC, a Florida limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

HARRAH’S LAS VEGAS, LLC, a Nevada limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Treasurer

[Signature Page to Chester Purchase and Sale Agreement]

HORSESHOE COUNCIL BLUFFS LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

HARRAH’S COUNCIL BLUFFS LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

HARRAH’S METROPOLIS LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

HORSESHOE SOUTHERN INDIANA LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

NEW HORSESHOE HAMMOND LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

HORSESHOE BOSSIER CITY PROP LLC, a Louisiana limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

[Signature Page to Chester Purchase and Sale Agreement]

HARRAH’S BOSSIER CITY LLC, a Louisiana limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

NEW HARRAH’S NORTH KANSAS CITY LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

GRAND BILOXI LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

HORSESHOE TUNICA LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

NEW TUNICA ROADHOUSE LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

CAESARS ATLANTIC CITY LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

[Signature Page to Chester Purchase and Sale Agreement]

BALLY’S ATLANTIC CITY LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

HARRAH’S LAKE TAHOE LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

HARVEY’S LAKE TAHOE LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

HARRAH’S RENO LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

BLUEGRASS DOWNS PROPERTY OWNER LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

VEGAS DEVELOPMENT LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

[Signature Page to Chester Purchase and Sale Agreement]

VEGAS OPERATING PROPERTY LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak Title: Chief Executive Officer

MISCELLANEOUS LAND LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak Title: Chief Executive Officer

PROPCO GULFPORT LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak Title: Chief Executive Officer

PHILADELPHIA PROPCO LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak Title: Chief Executive Officer

HARRAH’S JOLIET LANDCO LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak Title: Chief Executive Officer

VICI PROPERTIES, L.P., a Delaware limited partnership

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak Title: Chief Executive Officer

[Signature Page to Chester Purchase and Sale Agreement]

CLAUDINE PROPCO LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

CPLV PROPERTY OWNER LLC, a Delaware limited liability company

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

[Signature Page to Chester Purchase and Sale Agreement]

VICI PROPERTIES INC.

By:	/s/ David Kieske
Name: David Kieske
Title: Chief Financial Officer

[Signature Page to Chester Purchase and Sale Agreement]